UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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[X]           Definitive Proxy Statement

[_]           Definitive Additional Materials

[_]           Soliciting Material under ss. 240.14a-12

PACIFIC PREMIER BANCORP, INC.

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(Name of Registrant as Specified in Its Charter)

Not Applicable

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17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

April 27, 2015

Fellow Stockholders:

On behalf of the Board of Directors and management of Pacific Premier Bancorp, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (“Annual Meeting”).  The Annual Meeting will be held on Tuesday, May 26, 2015, at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

The attached Notice of the Annual Meeting and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting.  Directors and officers of the Company will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Board of Directors of the Company has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” an annual advisory vote on executive compensation and “FOR” each of the other proposals presented in the attached Proxy Statement for the reasons set forth therein.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so.  If you are unable to attend, it is important that you vote via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.  Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Best Regards,
Steven R. Gardner

President and Chief Executive Officer

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614
949-864-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (“Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”) will be held on Tuesday, May 26, 2015 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California, to consider and act upon the following matters:

1.	To elect seven (7) directors, each for a one-year term, or until their successors are elected and qualified;

2.	To approve, on a non-binding advisory basis, the Company’s executive compensation;

3.	To amend the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 25,000,000 to 50,000,000 shares;

4.
To amend and restate the Company’s 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code;

5.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ended December 31, 2015;

6.
To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3; and

7.	To transact such other matters as may properly come before the meeting and at any adjournments thereof. Management is not aware of any other such business.

The Board of Directors has fixed April 1, 2015 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors,

Kent J. Smith
Corporate Secretary/Exec.VP/Chief Financial Officer
Irvine, California
April 27, 2015

IMPORTANT: Whether or not you expect to attend the Annual Meeting, we urge you to vote your proxy at your earliest convenience via the Internet, by telephone or mail by using the enclosed postage-paid reply envelope.  This will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of additional solicitation.  Submitting your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so.  Your proxy is revocable at your option in the manner described in the Proxy Statement.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2015

The proxy materials for this Annual Meeting, which consist of the Proxy Statement, annual report, and form of proxy, are available over the Internet at www.voteproxy.com.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting, please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.  All persons attending the Annual Meeting must present photo identification.

Table of Contents

GENERAL INFORMATION
Questions and Answers about these Proxy Materials and the Annual Meeting
INFORMATION ABOUT THE ANNUAL MEETING
ITEM 1. ELECTION OF DIRECTORS
Board Nominees
Nominated Directors
Executive Officers Who Are Not Serving As Directors
Corporate Governance
Committees of the Board of Directors
Principal Holders of Common Stock
Security Ownership of Directors and Executive Officers
Compensation of Non-Employee Directors
EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS
Compensation Committee Report
Compensation Policies and Programs and Risk Management
Summary Compensation Table
Stock Awards
Option Awards
Non-Equity Incentive Plan Compensation
All Other Compensation
Grants of Plan-Based Awards in 2014
Outstanding Equity Awards
Exercised Options in 2014
Pension Benefits
Nonqualified Deferred Compensation
Long-Term Care Insurance Plan
Potential Payments Made Upon Termination or a Change-in-Control
RELATED TRANSACTIONS AND OTHER MATTERS
Transactions with Certain Related Persons
Indebtedness of Management
SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
ITEM 3. TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000 SHARES
ITEM 4. TO AMEND AND RESTATE THE COMPANY'S 2012 LONG-TERM PLAN TO PERMIT, AMONG OTHER THINGS, THE GRANT OF PERFORMANCE-BASED AWARDS THAT ARE NOT SUBJECT OT THE DEDUCTION LIMITATIONS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
ITEM 5. TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015
Fees
Audit Committee Pre-Approval Policies and Procedures
ITEM 6. ADJOURNMENT OF THE ANNUAL MEETING
REPORT OF THE AUDIT COMMITTEE
ANNUAL REPORT
HOUSEHOLDING
STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING
OTHER MATTERS
Appendix A - Certificate of Amendment to Certificate of Incorporation
Appendix B - Amended and Restated 2012 Lon Term Incentive Plan

PACIFIC PREMIER BANCORP, INC.
17901 Von Karman Avenue, Suite 1200
Irvine, California 92614

_________________________________

PROXY STATEMENT
GENERAL INFORMATION
For the 2015 Annual Meeting of Stockholders
To Be Held on Tuesday, May 26, 2015

Our Board of Directors is soliciting proxies to be voted at our 2015 Annual Meeting of Stockholders (“Annual Meeting”) on May 26, 2015, at 9:00 a.m., Pacific Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement.  This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about April 27, 2015.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Pacific Premier Bancorp, Inc., the term “Bank” refers to Pacific Premier Bank and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

 _________________________________

Questions and Answers about these Proxy Materials and the Annual Meeting

Question: Why am I receiving these materials?

Answer: Our Board of Directors is providing these proxy materials to you in connection with the Annual Meeting, to be held on May 26, 2015.  As a stockholder of record as of April 1, 2015 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Question: What information is contained in this Proxy Statement?

Answer: This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Question: Can I access the Company’s proxy materials and annual report electronically?

Answer: Yes.  The Proxy Statement, form of proxy and annual report are available at www.voteproxy.com.  To view this material, you must have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Question: Who is soliciting my vote pursuant to this Proxy Statement?

Answer: Our Board of Directors is soliciting your vote at the Annual Meeting.

Question: Who is entitled to vote?

Answer: Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Question: How many shares are eligible to be voted?

Answer: As of the Record Date, we had 21,387,818 shares of common stock outstanding.  Each outstanding share of our common stock will entitle its holder to one vote on each of the seven (7) director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting.

Question: What am I voting on?

Answer: You are voting on the following matters:

·	The election of seven (7) director nominees. Our director nominees are:

Kenneth A. Boudreau, John J. Carona, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, and Michael L. McKennon;

·	The approval, on a non-binding advisory basis, of the Company’s executive compensation;

·	The amendment of our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to increase our authorized shares of common stock from 25,000,000 to 50,000,000 shares;

·
The amendment and restatement of our 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code;

·	The ratification of the appointment of Vavrinek, Trine, Day & Co., LLP (“VTD”) as the Company’s independent auditor for the fiscal year ended December 31, 2015; and

·
The adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3

Question: How does our Board of Directors recommend that I vote?

Answer: Our Board recommends that stockholders vote their shares as follows:

·	“FOR” each director nominee;

·	“FOR” the approval, on a non-binding advisory basis, of the Company’s executive compensation;

·	“FOR” the amendment of our Certificate of Incorporation to increase our authorized shares of common stock from 25,000,000 to 50,000,000 shares;

·
“FOR” the amendment our 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code;

·	“FOR” the ratification of the appointment of VTD as the Company’s independent auditor for the fiscal year ended December 31, 2015; and

·	"FOR" the adjournment of the Annual Meeting to solicit additional proxies.

Question: How many votes are required to hold the Annual Meeting and what are the voting procedures?

Answer: Quorum Requirement: As of the Record Date, 21,387,818 shares of the Company’s common stock were issued and outstanding.  A majority of the outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting.

If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

·
Election of Directors. The seven (7) director nominees who receive the greatest number of votes cast for director nominees will be elected.  There is no cumulative voting for our directors.  If you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.  Abstentions are not counted in the election of directors and do not affect the outcome.

·
Advisory Vote on Approval of Executive Compensation.  The affirmative vote of holders of at least of a majority of the shares for which votes are cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the Company’s executive compensation.  Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

·
Increase in Authorized Shares.  The affirmative vote of holders of at least the majority of our outstanding shares is required to approve the amendment to the Certificate of Incorporation to increase our outstanding shares of common stock from 25,000,000 to 50,000,000 shares.

·
Amendment and Restatement of Our 2012 Long-Term Incentive Plan. The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the Amended and Restated 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards, including both equity compensation awards and cash bonus payments that may not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.

·
Ratification of Independent Auditors.  The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required for ratification of the appointment of VTD as our independent auditor for the fiscal year ended December 31, 2015.  Abstentions will not be counted as votes cast and, therefore, will not affect the outcome.

·
Adjournment of the Annual Meeting.  The affirmative vote of holders of at least the majority of the shares for which votes are cast at the Annual Meeting is required to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies.

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.”  Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals.  If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Item 4 the ratification of the appointment of our independent registered public accounting firm.  Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters.  All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Item 4, Ratification of Independent Auditors, are "non-routine" matters.

Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee for director will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares.  Shares represented by proxies that are marked "abstain" with respect to Item 3 will have the effect of a negative vote.

Question: How may I cast my vote?

Answer: If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the enclosed proxy card):

·	in person at the Annual Meeting;
·	via the Internet;
·	by telephone; or
·	by mail.

If you would like to vote in person at the Annual Meeting and would like to obtain directions to the Annual Meeting please contact Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614 at (949) 864-8000.

If you elect to vote by mail and you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from us in the return envelope.  If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.  If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted.  Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement and our annual report.  If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to our Annual Meeting.

Question: How may I cast my vote over the Internet or by telephone?

Answer: Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, May 25, 2015.  Visit www.voteproxy.com and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-776-9437 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, May 25, 2015.  Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Question: How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

Answer: The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting.  Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s Proxy Statement.  See “Stockholder Proposals for the 2016 Annual Meeting” beginning on page 55.

Question: How may I revoke or change my vote?

Answer: If you are the record owner of your shares, and you completed and submitted the proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

·	submitting a new proxy card with a later date,
·	delivering written notice to our Secretary on or before May 25, 2015, stating that you are revoking your proxy,
·	attending the Annual Meeting and voting your shares in person, or
·
If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Question: Who is paying for the costs of this proxy solicitation?

Answer: The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies.  In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.  We have retained Morrow & Co., LLC to assist in the solicitation at a cost of approximately $5,000, plus payment of reasonable out-of-pocket expenses incurred by Morrow & Co., LLC.

Question: Who will count the votes?
Answer: American Stock Transfer & Trust Co. will receive and tabulate the ballots and voting instruction forms.

Question: How can I obtain the Company’s Corporate Governance information?

Answer: Our Corporate Governance information is available on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

Question: How do I request electronic or printed copies of this and future proxy materials?

Answer: You may request and consent to delivery of electronic or printed copies of future proxy statements, annual reports and other stockholder communications by

·	visiting www.voteproxy.com,
·	calling 1-800-579-1639, or
·	sending an email to sendmaterial@voteproxy.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the 12-digit control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

INFORMATION ABOUT THE ANNUAL MEETING

Our Annual Meeting will be held at 9:00 a.m., Pacific Time, on Tuesday, May 26, 2015, at our corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.

ITEM 1.  ELECTION OF DIRECTORS

Board Nominees

Our Board of Directors has nominated each of the following persons for re-election as a director.  Under our Bylaws, directors are elected by the stockholders each year at the annual meeting of stockholders and shall hold office until the next annual meeting and until their successors are elected and qualified.  Each nominee is currently a director of the Company and each has indicated that he is willing and able to continue to serve as a director.  We have provided biographical and other information on each of the nominees beginning on page 6 of this Proxy Statement.

Kenneth A. Boudreau	John J. Carona
Steven R. Gardner	Joseph L. Garrett
John D. Goddard	Jeff C. Jones
Michael L. McKennon

Vote Required

The seven (7) director nominees who receive the greatest number of votes cast for the director nominees will be elected.  There is no cumulative voting for our directors.  If you indicate “withhold” for a particular nominee on your proxy card, your vote will not be considered in determining whether a nominee has received the affirmative vote of a plurality of the shares.  The election of directors is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  Therefore, broker “non-votes” will not be considered in determining whether a nominee has received the affirmative vote of a plurality of the shares.

If any nominee becomes unable or unwilling to serve, which is not anticipated, the accompanying proxy may be voted for the election of such other person as shall be designated by the Nominating Committee of our Board of Directors.  Proxies granted may not be voted for a greater number of nominees than the seven (7) named above.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR each of the nominees listed above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Nominated Directors

Below is information regarding each of our director nominees, each of whom has been nominated for re-election at the Annual Meeting.

Kenneth A. Boudreau, 65, has served as a member of the Company’s Board since 2005.  Mr. Boudreau retired in 2012 and is providing management consulting services to the commercial aerospace industry.  He was previously President of Coast Composites, Inc., a manufacturing concern in Irvine, California.  He joined Coast Composites in 2008 after a 12-year career with M. C. Gill Corporation, a manufacturing concern in El Monte, California, where he last served as President and Chief Executive Officer.  Mr. Boudreau joined M. C. Gill Corporation in 1996 as its Chief Financial Officer, assumed progressive responsibilities over time, and was named President and Chief Executive Officer in 2002.  Mr. Boudreau had previously been employed by The Quikset Organization in Irvine, California for 15 years where he was initially hired as their controller and advanced to lead their subsidiaries with $40 million in revenue.  Mr. Boudreau is a CPA in California, and was employed by Deloitte & Touche before joining The Quikset Organization.  He obtained his B.S. degree in Business Administration from California State University, Fullerton.

John J. Carona, 59, was appointed to the Board of Directors on March 15, 2013, in connection with the Company’s acquisition of First Associations Bank (“FAB”), a Dallas, Texas-based state chartered bank.  Mr. Carona served as a director of FAB since its inception in 2007.  Mr. Carona is the President and Chief Executive Officer of Associations, Inc. (“Associa”), a Texas corporation that specializes in providing management and related services for homeowners associations (“HOAs”) located across the United States.  Mr. Carona was a six term Senator in the State of Texas from 1990 to 2014, where he represented District 16 in Dallas County.  Previously, Mr. Carona was elected to three terms in the Texas House of Representatives.  Mr.  Carona served as Chairman of the Senate Business and Commerce Committee, Joint Chairman of the Legislative Oversight Board on Windstorm Insurance and as Co-Chairman of the Joint Interim Committee to Study Seacoast Territory Insurance.  He also served as a member of the Senate Select Committee on Redistricting and the Senate Criminal Justice, Education and Jurisprudence committees.  Previously, he served as Chairman of the Senate Transportation and Homeland Security Committee.  Senator Carona received a Bachelor of Business Administration degree in insurance and real estate from The University of Texas at Austin in 1978.

Steven R. Gardner, 54 has been President, Chief Executive Officer and a director of the Company and Bank since October of 2000.  Prior to joining the Company he was an executive of Hawthorne Financial since 1997 responsible for credit administration and portfolio management.  He has more than 30 years of experience as a commercial banking executive.  He has extensive knowledge of all facets of financial institution management, including small and middle market business banking, investment securities management, loan portfolio and credit risk management, enterprise risk management and retail banking.  As the architect of both whole bank and FDIC assisted acquisitions as well as the acquisition of a nationwide specialty finance firm, Mr. Gardner has significant experience in successfully acquiring and integrating financial institutions.  Mr. Gardner currently serves on the Boards of Directors of the Federal Reserve Bank of San Francisco and the Federal Home Loan Bank of San Francisco, and he serves as the Chairman of the Finance Committee of the Federal Home Loan Bank of San Francisco.  Mr. Gardner previously served as the Vice Chairman of the Federal Reserve Bank of San Francisco’s Community Depository Institutions Advisory Council, a Director and a member of the Executive Committee of the Independent Community Bankers of America (“ICBA”), a director of ICBA Holding Company and ICBA Securities, a registered broker-dealer.  Additionally, Mr. Gardner served as the former President and Chairman of the California Independent Bankers.  Mr. Gardner holds a B.A. from California State University, Fullerton.

Joseph L. Garrett, 66, has served as a director for the Company since 2012.  Mr. Garrett was the President, Chief Executive Officer, a member and chairman of the Board of Directors for both American Liberty Bank and Sequoia National Bank.  He also served as a member of the Board of Directors for Hamilton Savings Bank.  Since 2003, Mr. Garrett has been a principal at Garrett, McAuley & Co., which provides mortgage banking advisory services to commercial banks, thrifts, and mortgage banking companies.  Mr. Garrett received his A.B. and M.B.A. from the University of California (Berkeley) and his M.A. from the University of Washington (Seattle).

John D. Goddard, 76, has served as a director for the Company since 1988.  Mr. Goddard has been a Certified Public Accountant for the past 43 years.  Mr. Goddard was initially employed by W.C. Brassfield, CPA from 1962 to 1965.  He formed the partnership, Brassfield and Goddard, CPAs in 1965 and continued practicing there until September 1976.  The firm incorporated into Goddard Accountancy Corporation, CPAs where Mr. Goddard practiced and served as President from September 1976 until December 2003.  The corporation merged with the firm of Soren McAdam Christenson, LLP in January 2004.  Mr. Goddard retired on January 1, 2008 from full-time practice as a CPA and now works part-time on a consulting basis.

Jeff C. Jones, 60, has served as a member of the Company’s Board since July 2006, and became Chairman of the Board in August 2012.  Mr. Jones is the current Managing Partner and current Executive Committee member of, and partner in, the regional accounting firm Frazer, LLP, which he has been with since 1977.  Mr. Jones has over 30 years of experience in servicing small and medium sized business clients primarily within the real estate, construction, and agricultural industries.  Mr. Jones is a past president of Inland Exchange, Inc., an accommodator corporation, and has served on the Board of Directors of Moore Stephens North America, Inc. Mr. Jones holds a B.S. degree in Business Administration from Lewis and Clark College in Portland, Oregon, and a Masters of Business Taxation from Golden Gate University.  Mr. Jones is a CPA in California, is licensed as a life insurance agent and holds a Series 7 securities license.

Michael L. McKennon, 54, has served as a member of the Company’s Board since 2004, and currently chairs our Audit Committee.  Mr. McKennon is a partner with the Newport Beach public accounting firm of dbbmckennon, a registered firm of the Public Company Accounting Oversight Board (“PCAOB”).  Prior to joining dbbmckennon, Mr. McKennon was a founding partner of the Irvine, California accounting firm of McKennon Wilson & Morgan LLP, a registered firm of the PCAOB.  Mr. McKennon, a CPA in the state of California, has been responsible for audit and accounting practices since 1998 in these firms.  Mr. McKennon was previously employed by the accounting firm of PricewaterhouseCoopers LLP and Arthur Andersen & Co. Mr. McKennon has 31 years of experience in private and public accounting, auditing and consulting in Southern California.  He obtained his B.A. degree in Business Administration from California State University, Fullerton.

Executive Officers Who Are Not Serving As Directors

Below is information regarding each of our executive officers who are not directors of the Company, including their title, age, date they became an officer of the Company, and a brief biography describing each executive officer’s business experience.

Edward Wilcox, 48, Senior Executive Vice President/Chief Banking Officer, was hired in August 2003 as the Bank’s Senior Vice President and Chief Credit Officer.  In September 2004, Mr. Wilcox was promoted to Executive Vice President and was responsible for overseeing loan and deposit production.  In the fourth quarter of 2005, Mr. Wilcox was promoted to Chief Banking Officer and assumed responsibility of the branch network.  In March 2014, Mr. Wilcox was promoted to Chief Operating Officer of the Bank, and served in that role until his appointment as Senior Executive Vice President and Chief Banking Officer in April 2015.  Prior to joining us, Mr. Wilcox served as Loan Production Manager at Hawthorne Savings for two years and as the Secondary Marketing Manager at First Fidelity Investment & Loan for five years.  Mr. Wilcox has an additional nine years of experience in real estate banking, including positions as Asset Manager, REO Manager and Real Estate Analyst at various financial institutions.  Mr. Wilcox obtained his B.A. degree in Finance from New Mexico State University.

Kent Smith, 53, Executive Vice President/Chief Financial Officer, was hired in September 2009.  Mr. Smith serves as Chairman of our Asset Liability Committee.  Prior to joining the Company, Mr. Smith worked for sixteen years for Downey Savings and Loan Association as a Senior Vice President, Controller, Assistant Controller, Financial Reporting Manager and Senior Technical Auditor.  Mr. Smith served as Vice President, Loan Accounting Manager for FarWest Savings and Loan and as a Senior Accountant for Deloitte and Touche.  Mr. Smith obtained his B.A. degree in Accounting from Brigham Young University.

Mike Karr, 46, Executive Vice President/Chief Credit Officer, was hired in April 2006.  Mr. Karr oversees the Bank’s credit functions and has responsibility for all lending and portfolio operations.  He is the Chairman of our Management Credit Committee and our Credit and Portfolio Review Committee.  Prior to joining the Bank, Mr. Karr worked for Fremont Investment & Loan for 11 years as Vice President in charge of their Commercial Real Estate Asset Management department.  Mr. Karr obtained his B.A. degree in Economics and Government, cum laude, from Claremont McKenna College and his Masters in Business Administration from the University of California, Irvine.

Tom Rice, 43, Executive Vice President/Chief Operating Officer, was hired November 2008 as the Bank’s Senior Vice President and Chief Information Officer.  Mr. Rice has overseen the technology and security functions since 2008 and led the smooth systems conversions and integrations of the last four acquisitions.  Mr. Rice was appointed Executive Vice President and Chief Operating Officer of the Bank in April 2015 and assumed responsibility for all of the day-to-day operations of the Bank.  Prior to joining the Bank, Mr. Rice was a founding partner at Compushare where he oversaw the company’s expansion and several system conversions of his banking clients.  Mr. Rice obtained his B.S. degree in Computer Information Systems from DeVry University.

Corporate Governance

We value strong corporate governance principles and adhere to the highest ethical standards.  These principles and standards, along with our core values of fairness and caring, assist us in achieving our corporate mission.  To foster strong corporate governance and business ethics, our Board of Directors continues to take many steps to strengthen and enhance our corporate governance practices and principles.  To that end, we have adopted Corporate Governance Guidelines to achieve the following goals:

·	to promote the effective functioning of the Board of Directors;
·	to ensure that the Company conducts all of its business in accordance with the highest ethical and legal standards; and
·	to enhance long-term stockholder value.

The full text of our Corporate Governance Guidelines is available within our Corporate Governance Policy which is on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain a written copy of the guidelines at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Nominating Committee of our Board of Directors administers our Corporate Governance Guidelines, reviews performance under the guidelines and the content of the guidelines annually and, when appropriate, recommends updates and revisions to our Board of Directors.

Director Qualifications, Diversity and Nomination Process

Our Nominating Committee is responsible for reviewing with the Board of Directors annually the appropriate skills and characteristics required of the Board members, and for selecting, evaluating and recommending nominees for election by our stockholders.  The Nominating Committee has authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

In evaluating both the current directors and the nominees for director, the Nominating Committee considers such other relevant factors, as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the director qualification guidelines set forth in the Company’s Corporate Governance Policy.  Under the Company’s Corporate Governance Policy, the factors considered by the Nominating Committee and the Board in its review of potential nominees and directors include: integrity and independence; substantial accomplishments, and prior or current association with institutions noted for their excellence; demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment; the background and experience of candidates, particularly in areas important to the operation of the Company such as business, education, finance, government, law or banking; the ability to make a significant and immediate contribution to the Board’s discussions and decision-making; special skills, expertise or background that add to and complement the range of skills, expertise and background of the existing directors; career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make; and the availability and energy necessary to perform his or her duties as a director.  In addition, the Nominating Committee and the Board believes the composition of the Board should reflect sensitivity to the need for diversity as to gender, ethnic background and experience.  Application of these factors involves the exercise of judgment by the Board and cannot be measured in any mathematical or routine way.

In connection with the evaluation of nominees, the Nominating Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating Committee, in concert with the Company’s Chief Executive Officer (“CEO”), interviews prospective nominees.  After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

For each of the nominees to the Board and the current directors, the biographies shown above highlight the experiences and qualifications that were among the most important to the Nominating Committee in concluding that the nominee or the director should serve or continue to serve as a director of the Company.  The table below supplements the biographical information provided above.  The vertical axis displays the primary factors reviewed by the Nominating Committee in evaluating a board candidate.

	Boudreau	Carona	Gardner	Garrett	Goddard	Jones	McKennon
Experience, Qualifications, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X
Expertise in financial services or related industry		X	X	X	X	X	X
Audit Committee Financial Expert (actual or potential)	X		X	X	X	X	X
Civic and community involvement	X	X	X	X	X		X
Other public company experience	X		X				X
Leadership and team building skills	X	X	X	X	X	X	X
Specific skills/knowledge:
- finance	X	X	X	X	X	X	X
- marketing		X	X
- public affairs		X		X
- human resources	X	X	X
- governance	X	X	X	X	X	X	X

Our stockholders may propose director candidates for consideration by the Nominating Committee by submitting the individual’s name and qualifications to our Secretary at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614.  Our Nominating Committee will consider all director candidates properly submitted by our stockholders in accordance with our Bylaws and Corporate Governance Guidelines.  Stockholders who wish to nominate candidates for election to our Board at our Annual Meeting of Stockholders must follow the procedures outlined in “Stockholder Proposals for the 2016 Annual Meeting” set forth below.

Board of Directors Independence

The Boards of Directors of the Company and the Bank currently have seven (7) directors serving, all of whom are elected annually and will continue to serve until their successors are elected and qualified.  Our Corporate Governance Guidelines require that our Board of Directors consist predominantly of non-management directors.  This means directors who are not currently, and have not been, employed by us during the most recent three years.  Currently, our President and CEO, Mr. Gardner, is the only director who is also a member of management.

In addition, our Corporate Governance Guidelines require that a majority of the Board of Directors consist of “independent directors” as defined under the NASDAQ Stock Market rules.  No director will be “independent” unless the Board of Directors affirmatively determines that the director meets the categorical standards set forth in the NASDAQ rules and otherwise has no relationship with the Company that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Nominating Committee is responsible for the annual review, together with the Board of Directors, of the appropriate criteria and standards for determining director independence consistent with the NASDAQ Stock Market rules.  The Board of Directors has determined that Kenneth A. Boudreau, Joseph L. Garrett, John D. Goddard, Jeff C. Jones and Michael L. McKennon are independent and have no material relationships with the Company.

Responsibilities of the Board of Directors

In addition to each director’s basic duties of care and loyalty, the Board of Directors has separate and specific obligations enumerated in our Corporate Governance Guidelines.  Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business.  In addition, our Board and its committees have the authority to retain and establish the fees of outside legal, accounting or other advisors, as necessary to carry out their responsibilities.

The directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.  As a result, our directors must disclose all business relationships with the Company and with any other person doing business with us to the entire Board and to recuse themselves from discussions and decisions affecting those relationships.  We periodically solicit information from directors in order to monitor potential conflicts of interest and to confirm director independence.

Board of Directors Leadership Structure

Our Bylaws provide for a Board of Directors that will serve for one-year terms.  The size of the Board shall be designated by the Board, but shall be seven (7) in the absence of such designation.  Vacancies on the Board may be filled by a majority of the remaining directors.  A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for a term expiring at the next annual meeting of stockholders.

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and CEO.  Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time.  The Board currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit the Company’s needs.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Board of Directors Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of our Company.  The entire Board of Directors is responsible for oversight of the Company’s risk management processes.  The Board delegates many of these functions to the Audit Committee.  Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs.  In this way, The Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process and regulatory requirements.  The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function.  In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee.  The board receives periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.  In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Communication With Directors

Individuals may submit communications to any individual director, including our presiding Chairman, our Board of Directors as a group, or a specified Board committee or group of directors, including our non-management directors, by sending the communications in writing to the following address: Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.  All correspondence should indicate to whom it is addressed.  The Company’s Corporate Secretary will sort the Board correspondence to classify it based on the following categories into which it falls: stockholder correspondence, commercial correspondence, regulator correspondence or customer correspondence.  Each classification of correspondence will be handled in accordance with a policy unanimously approved by the Board.

Board Meetings and Executive Sessions

Our Board of Directors currently holds twelve full Board meetings each year.  All of our directors are encouraged to attend each meeting in person.  Our management provides all directors with an agenda and appropriate written materials sufficiently in advance of the meetings to permit meaningful review.  Any director may submit topics or request changes to the preliminary agenda as he or she deems appropriate in order to ensure that the interests and needs of non-management directors are appropriately addressed.  To ensure active and effective participation, all of our directors are expected to arrive at each Board and committee meeting having reviewed and analyzed the materials for the meeting.  During 2014, our Board of Directors met 14 times, and all of our directors attended 96% of the aggregate of the total number of meetings of the Board of Directors held during his tenure in office during the last fiscal year and the total number of all meetings held by all committees of the Board of Directors on which he served during such year.

It is the Company’s policy that the independent directors of the Company meet in executive sessions without management at least twice on an annual basis in conjunction with regularly scheduled board meetings.  Executive sessions at which the independent directors meet with the Chief Executive Officer also may be scheduled.  During 2014, the independent directors met twice in executive session without the presence of management.

Director Attendance at Company Annual Meetings

All of our directors are encouraged to attend every Company annual meeting of stockholders.  All of our directors attended our 2014 Annual Meeting of Stockholders.

Director Contact with Management

All of our directors are invited to contact our Chief Executive Officer and or any of our executive or senior level managers at any time to discuss any aspect of our business.  In addition, there generally are frequent opportunities for directors to meet with other members of our management team.

Corporate Code of Business Conduct and Ethics

We have implemented a Code of Business Conduct and Ethics applicable to our directors, CEO, Chief Financial Officer (“CFO”), other senior management, and to all of our officers and employees.  Our Code of Business Conduct and Ethics provides fundamental ethical principles to which these individuals are expected to adhere.  Our Code of Business Conduct and Ethics operates as a tool to help our directors, officers, and employees understand and adhere to the high ethical standards required for employment by, or association with, the Company and the Bank.  Our Code of Business Conduct and Ethics is available on our website at www.ppbi.com under the Investor Relations section.  Our stockholders may also obtain written copies at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.  Any future changes or amendments to our Code of Business Conduct and Ethics and any waiver that applies to one of our senior financial officers or a member of our Board of Directors will be posted to our website.

Committees of the Board of Directors

Nominating & Corporate
Audit	Compensation	Governance

Kenneth A. Boudreau	Kenneth A. Boudreau	Kenneth A. Boudreau
Joseph Garrett	John D. Goddard *	John D. Goddard
Michael L. McKennon *	Jeff C. Jones	Jeff C. Jones *

7 meetings held in 2014	1 meeting held in 2014	1 meeting held in 2014
* Chairperson

    A description of the general functions of each of the Company’s Board committees and the composition of each committee is set forth below.

Audit Committee.  The Audit Committee is responsible for selecting and communicating with the Company’s independent auditors, reporting to the Board on the general financial condition of the Company and the results of the annual audit, and ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations.  The internal auditor of the Bank participates in the Audit Committee meetings.  A copy of the Audit Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

No member of the Audit Committee receives any consulting, advisory or other compensation or fee from the Company other than fees for service as member of the Board of Directors, committee member or officer of the Board.  Each of the Audit Committee members is considered “independent” under the NASDAQ listing standards and rules of the U.S. Securities and Exchange Commission (the “SEC”).  The Board of Directors has determined that Mr. McKennon satisfies the requirements established by the SEC for qualification as an “audit committee financial expert.”

Compensation Committee.  The Compensation Committee reviews the amount and composition of director compensation from time to time and makes recommendations to the Board when it concludes changes are needed.  In recommending director compensation, the Compensation Committee considers the potential negative effect on director independence if director compensation and perquisites exceed customary levels.  The Compensation Committee also (i) has oversight responsibility for the Bank’s compensation policies, benefits and practices, (ii) reviews the Chief Executive Officer’s recommendations concerning individual incentive awards of officers directly reporting to him, (iii) approves all stock option and restricted stock grants, (iv) has oversight responsibility for management planning and succession, and (v) determines the annual salary, the annual bonus, stock options, and restricted stock grants of the Chief Executive Officer (“CEO”), Chief Banking Officer (CBO”), Chief Financial Officer (“CFO”), Chief Credit Officer (“CCO”), and Chief Operating Officer (“COO”).   A copy of the Compensation Committee charter can be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation advisors, including approval of the terms and fees of any such arrangement. In 2014, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”) to assist the Compensation Committee with its responsibilities related to our executive and Board compensation programs. PM&P does not provide other services to the Company. Additionally, based on (i) standards promulgated by the SEC and the NASDAQ to assess compensation advisor independence and the analysis conducted by PM&P in its independence review, the Compensation Committee has concluded that PM&P is an independent and conflict-free advisor to the Company.

Nominating Committee.  The Nominating Committee has oversight responsibility for nominating candidates as directors and to determine satisfaction of independence requirements.  The Nominating Committee has adopted a written charter.  A copy of the charter and the Company’s Corporate Governance Guidelines can both be found on the Company’s website at www.ppbi.com under the Investor Relations section.

The primary responsibilities of our Nominating Committee include:

·	assisting the Board in identifying and screening qualified candidates to serve as directors, including considering stockholder nominees;

·	recommending to the Board candidates for election or reelection to the Board or to fill vacancies on the Board;

·	aiding in attracting qualified candidates to serve on the Board;

·	making recommendations to the Board concerning corporate governance principles;

·	periodically assessing the effectiveness of the Board in meeting its responsibilities representing the long-term interests of the stockholders; and

·	following the end of each fiscal year, providing the Board with an assessment of the Board’s performance and the performance of the Board committees.

Compensation Committee Interlocks and Insider Participation

For 2014, the Compensation Committee was comprised of Messrs. Boudreau, Goddard, and Jones, each of whom was an independent director.  None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee.  No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee.  Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Committee Independence and Additional Information

The Company’s Audit, Nominating and Compensation Committees are currently composed entirely of “independent” directors, as defined by our Corporate Governance Guidelines and applicable NASDAQ and SEC rules and regulations.  Our Compensation Committee, Audit and Nominating Committees each have a written charter, which may be obtained on our website at www.ppbi.com under the Investor Relations section.  Company stockholders may also obtain written copies of the charters at no cost by writing to us at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Investor Relations Department, or by calling (949) 864-8000.

The Chair of each committee is responsible for establishing committee agendas.  The agenda, meeting materials and the minutes of each committee meeting are furnished in advance to all of our directors, and each committee chair reports on his or her committee’s activities to the full Board.

Principal Holders of Common Stock

The following table sets forth information as to those persons or entities believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the SEC, in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of the Company’s common stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Common Stock	Fidelity Management & Research	1,583,959	(2)	7.41%
	245 Summer Street
	Boston, MA 02210

Common Stock	Basswood Capital Management, LLC	1,273,602	(3)	5.95%
	645 Madison Ave, 10th Floor
	New York, NY 10022-1010

Common Stock	Wellington Management Co. LLP	1,159,750	(4)	5.42%
	75 State Street
	Boston, MA 02109-1809
(1)	As of the Record Date, there were 21,387,818 shares of Company common stock outstanding on which “Percent of Class” in the above table is based.
(2)	As reported in the Schedule 13G filed with the SEC on February 13, 2015 for the calendar year ended December 31, 2014.
(3)	As reported in the Schedule 13G/A filed with the SEC on February 17, 2015 for the calendar year ended December 31, 2014.
(4)	As reported in the Schedule 13G/A filed with the SEC on February 12, 2015 for the calendar year ended December 31, 2014.

Security Ownership of Directors and Executive Officers

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date, by (i) our directors, (ii) our executive officers named in Summary Compensation Table, also referred to herein as the Named Executive Officers, and (iii) all of our current directors and executive officers as a group.  The following summary is based on information furnished by the respective directors and officers.

Each person has sole voting and investment power with respect to the shares he beneficially owns.

		Unvested			Total Beneficial
	Common	Restricted	Options		Ownership
Name	Stock	Stock (1)	Exercisable (1)	Warrants	#(2)	%(3)
	A	B	C	D	E	F
Kenneth A. Boudreau	31,867	-	25,166	-	57,033	0.3%
John J. Carona	12,491	-	2,500	-	14,991	0.1%
Joseph L. Garrett	48,140	-	9,166	-	57,306	0.3%
John D. Goddard	68,806	-	25,166	-	93,972	0.4%
Jeff C. Jones	96,193	-	25,166	-	121,359	0.6%
Michael L. McKennon	30,000	-	25,166	-	55,166	0.3%
Steven R. Gardner	119,410	-	206,665	-	326,075	1.5%
Kent Smith	10,930	-	43,665	-	54,595	0.3%
Eddie Wilcox	40,037	-	96,165	-	136,202	0.6%
Mike Karr	12,711	-	66,998	-	79,709	0.4%
Tom Rice	10,176	-	21,999	-	32,175	0.2%
Stock Ownership of all Directors and Executive Officers as a Group (11 persons)	480,761	-	547,822	-	1,028,583	4.7%

(1) In accordance with applicable SEC rules, only shares of unvested restricted stock that vest, or options that are exercisable within 60 days after the Record Date are included in this column.
(2) The amounts in column E are derived by adding shares, unvested restricted stock, options exercisable, and warrants listed in columns A, B, C and D of the table.
(3) The amounts contained in column F are derived by dividing the amounts in column E of the table by (i) the total outstanding shares of 21,387,818, plus (ii) the amount in column C for that individual or the group, as applicable, plus (iii) the total amount in column D for that individual or the group, as applicable.

Compensation of Non-Employee Directors

The Board of Directors, acting upon a recommendation from the Compensation Committee, annually determines the non-employee directors’ compensation for serving on the Board of Directors and its committees.  In establishing director compensation, the Board of Directors and the Compensation Committee are guided by the following goals, compensation should:

·	consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
·	align the directors’ interests with the long-term interests of the Company’s stockholders; and
·	assist with attracting and retaining qualified directors.

The Compensation Committee and the Board of Directors most recently completed this process in December 2014, and determined that the director compensation for 2015 will remain unchanged from the 2014 compensations as detailed below.  The Company does not pay director compensation to directors who are also employees.  Below are the elements of compensation paid to non-employee directors for their service on the Board of Directors.

    Cash Compensation.  During the 2014 fiscal year, non-employee directors received the following cash payments for their service on the Boards of Directors of the Company and the Bank:

·	an annual cash retainer of $35,000, paid quarterly, for service on the Boards of Directors of the Company and the Bank;
·	an annual cash retainer of $42,500, paid quarterly, to the Chairman of the Boards of Directors of the Company and the Bank;
·	an annual cash retainer of $7,500, paid quarterly, to the Chairman of the audit committee of the Company’s Board; and
·	an annual cash retainer of $2,500, paid quarterly, to the members of the audit committee of the Company’s Board.

    Non-employee directors may elect to defer their cash compensation into the Deferred Compensation Plan (see below).

    During 2014, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations.  All non-employee directors are entitled to reimbursement for travel expense incurred in attending Board and committee meetings.

    Stock Compensation.  Each non-employee director is eligible for a grant of either stock options to purchase the Company’s common stock or shares of restricted stock issued from the Pacific Premier Bancorp, Inc. 2012 Long-Term Incentive Plan (“2012 Long-Term Incentive Plan”), as recommended by the Compensation Committee.  The stock options and restricted stock that the Company awards to its directors vest in equal thirds over three years on each anniversary of the date of grant, subject to earlier vesting on termination of service in certain circumstances.  All awards to non-employee directors are made based on the closing market price on the date of grant.

        On January 28, 2015, the following stock options were awarded to the Company’s non-employee directors:

Name	# of Options	Strike Price

Kenneth A. Boudreau	7,500	$15.16

John Carona	7,500	$15.16

John D. Goddard	7,500	$15.16

Joseph L. Garrett	7,500	$15.16

Jeff C. Jones	7,500	$15.16

Michael L. McKennon	7,500	$15.16

    Stock Ownership Guidelines for Directors.  The Board of Directors adopted director stock ownership guidelines in March 2012, which require that its directors own shares of the Company’s common stock having a value of at least equal to five times the director's annual retainer.  Directors have (i) five years from the date the guidelines were adopted, or March 2017, or (ii) for new directors, five years after joining the Board of Directors, to meet the guidelines.  As of the Record Date, all directors met the guidelines.

    Long-Term Care Insurance Plan.  As more fully described under the heading “Long-Term Care Insurance Plan” of “Executive Compensation” below, the Bank implemented in September 2006 a Long-Term Care Insurance Plan for the directors of the Bank and Messrs. Gardner, Wilcox, and Smith.  The non-employee directors may elect not to participate in the insurance plan.  For those who opt out, the amount of the insurance premium, up to $4,000 annually, will be recorded each month to their deferred compensation account with interest or is applied toward health insurance benefits if so elected.  See “Deferred Compensation Plan” below.  The aggregate plan premium expense for 2014 was $20,000.

    Aggregate Director Compensation in 2014.  In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid during 2014 to its non-employee directors.

2014 DIRECTOR COMPENSATION
Name (3)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)	Total ($)

Kenneth A. Boudreau	37,500	-	27,507	-	3,541	4,000	72,548
John J. Carona	35,000	-	27,507	-	128	4,000	66,635
Joseph L. Garrett	37,500	-	27,507	-	-	4,000	69,007
John D. Goddard	35,000	-	27,507	-	955	4,000	67,462
Jeff C. Jones	42,500	-	27,507	-	955	4,000	74,962
Michael L. McKennon	42,500	-	27,507	-	5,505	4,000	79,512
Total	230,000	-	165,042	-	11,084	24,000	430,126

(1) Represents changes in earnings on deferred fees and deferred long-term care in the deferred compensation plan detailed below.
(2) The value of options granted in 2014 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718. Refer to Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions underlying the option award valuations.
(3) As of December 31, 2014, each of the non-employee directors held options to purchase the Company’s common stock as follows: Mr. Boudreau – 33,500; Mr. Carona – 7,500; Mr. Garrett – 17,500; Mr. Goddard – 33,500; Mr. Jones – 33,500; and Mr. McKennon – 33,500.

Deferred Compensation Plan

    The Bank created a Directors’ Deferred Compensation Plan in September 2006 which allows non-employee directors to defer Board of Directors’ fees and provides for additional contributions from any opt-out portion of the Long-Term Care Insurance Plan.  See “Long-Term Care Insurance Plan” under “Executive Compensation” below.  The deferred compensation is credited with interest by the Bank at prime plus one percent through January 31, 2014, after which the rate was changed to prime minus one percent and the accrued liability is payable upon retirement or resignation.  The Directors’ Deferred Compensation Plan is unfunded.  The Company is under no obligation to make matching contributions to the Directors’ Deferred Compensation Plan.  As of December 31, 2014, the unfunded liability for the plan was $1.3 million and the interest expense for 2014 was $60,000.  The table below shows the totals for the Deferred Compensation Plan contributions and earnings, for our Directors, for the year ended December 31, 2014.

2014 NONQUALIFIED DIRECTOR DEFERRED COMPENSATION
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Director Contributions in Last Fiscal Year ($)	Long-Term Care Insurance Plan Opt Out Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Kenneth A. Boudreau	144,914	-	4,000	3,541	-	152,455
John J. Carona	3,287	-	4,000	128	-	7,415
Joseph L. Garrett	-	-	4,000	-	-	4,000
John D. Goddard	37,332	-	4,000	955	-	42,287
Jeff C. Jones	37,332	-	4,000	955	-	42,287
Michael L. McKennon	207,179	33,832	1,498	5,505	-	248,014
Total	430,044	33,832	21,498	11,084	-	496,458

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our Named Executive Officers, who are described below, for 2014, which we refer to as the “CD&A”, should be read together with the compensation tables and related disclosures set forth below.  This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.  The Compensation Committee may adopt from time to time additional compensation arrangements or modify current compensation arrangements with our Named Executive Officers based upon its evaluation of the need for such modifications to achieve the objectives of our compensation program discussed below.

Our Named Executive Officers for 2014 consisted of Steven R. Gardner our President and CEO; Eddie Wilcox our Senior Executive Vice President and CBO; Kent J. Smith our Executive Vice President and CFO; Mike Karr our Executive Vice President and CCO; and Tom Rice our Executive Vice President and COO.  We refer to Messrs. Gardner, Wilcox, Smith, Karr, and Rice in this Proxy Statement as our Named Executive Officers.  In 2014, the Company held a stockholder advisory vote on the compensation of its Named Executive Officers, also referred to as a say-on-pay vote.  The Company’s stockholders approved the compensation of the Named Executive Officers with 88.1% of stockholder votes cast in favor of the say-on-pay advisory vote.  As the Compensation Committee evaluated its compensation policies and overall objectives for 2015, it took into consideration the strong support of the stockholders.  As a result, the Compensation Committee decided to retain the general approach and structure of the Company’s executive compensation program.

Compensation Philosophy & Objectives, and Process for Making Compensation Decisions

This CD&A provides an overview and analysis of our compensation program and policies, the material decisions we have made under those programs and policies with respect to our Named Executive Officers, and the material factors we considered in making those decisions.  We discuss within this CD&A the various elements included in executive compensation and how we determined those elements.  We also discuss the roles of the Compensation Committee and our CEO in this process.

We believe that the most effective executive compensation program is one that enables us to attract, retain and motivate our Named Executive Officers to achieve the Company’s long-term strategic goals and enhance long-term stockholder value.  We intend for our compensation program to align executives’ interests with those of the stockholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation.

Periodically we review executive compensation among our peers, generally covering the twenty-fifth, fiftieth and seventy-fifth percentile figures.  We do not target a specific level of compensation percentile, as we factor in each executive's roles, responsibilities, performance and experience, as well as corporate performance and other factors necessary to attract, motivate, retain and reward such individuals.

Our Compensation Committee uses both cash (base pay and annual cash incentives) and equity (such as stock options and restricted stock) to encourage and motivate executives to achieve both the short-term and long-term business objectives of the Company.  The Compensation Committee reviews the Company’s financial performance relative to defined financial performance metrics and individual performance in order to arrive at a level of annual cash incentives for each officer which reflects performance for that year.  The Compensation Committee also determines whether equity awards should be awarded in any given year. In determining whether to issue awards the Compensation Committee takes into consideration current outstanding awards, the availability of awards, Company performance, individual performance, the overall risk profile of the compensation arrangements, and the alignment of executive officer pay with long-term stockholder returns.  A substantial portion of potential Named Executive Officer compensation is performance-based and in the form of short and long-term incentives.

Key Features of our Executive Compensation Plans

The Compensation Committee believes that our executive compensation program includes key features that align the interests of the Named Executive Officers and our long-term strategic goals with stockholders and does not include features that could misalign their interests.

· Named Executive Officer pay is aligned with performance:

o Officer pay reflects performance achieved in financial results (through annual cash incentives and equity awards)

· Compensation is targeted to the market:

o Total compensation opportunities are similar to those of our peer companies, which are similar in size

· A significant portion of pay is tied to incentives:

o The Company provides both annual cash incentive opportunities as well as equity awards to motivate performance

· Compensation Committee has flexibility on compensation decisions:

o The Compensation Committee retains flexibility in the annual cash incentives and determination of equity awards to reflect Company and individual performance

· Annual incentives are capped:

o Named Executive Officers are limited in the amount of annual cash incentive they can receive in accordance with their employment agreements

· Compensation is balanced:

o The compensation program provides a mix of fixed compensation and short- and long-term variable compensation to mitigate excessive risk taking behavior

· Limited benefits and perquisites are provided

· No tax gross-ups are provided

· No option repricing without stockholder approval is allowed

· No hedging of Company stock is allowed

· No pledging of Company stock is allowed

· Stock ownership guidelines encourage ownership:

o The CEO must own the amount of shares of common stock at least equal to three times his salary

Alignment of CEO Pay with Performance

In the course of reviewing our overall executive compensation program, our compensation consultants reviewed the relationship between realizable total direct compensation and the Company’s performance for the period ended December 31, 2014.  This review was conducted to assist the compensation committee in understanding the degree of alignment between realizable total direct compensation received by the CEO during the period and the Company’s performance relative to our peer group as identified below.  For purposes of this review, company performance is defined as total shareholder return over the three year period ended December 31, 2014.  Total direct realizable compensation received by the CEO is defined as the sum of:

·	Actual base salaries paid over the three-year period ended December 31, 2014;

·	Actual short-term incentives (bonuses) paid over the three-year period ended December 31, 2014;

·	“In-the-money” value as of December 31, 2014 of any stock options granted over the three-year period ended December 31, 2014;

·	The value as of December 31, 2014 of any restricted shares or restricted stock units granted over the three-year period ended December 31, 2014; and

·	Cash-based long-term incentive awards and the value as of December 31, 2014 of any performance shares granted over the three year period ended December 31, 2014.

The following chart shows a pay for performance analysis of our CEO using realizable pay relative to the PM&P Peer Group, which is explained below.  Pay is based on the period 2011 through 2013 since 2014 pay information for most of our peers was not available at the time of this analysis; however, all equity awards granted during the period are valued as of December 31, 2014.  As the chart reflects, the Company’s total shareholder rank for the three-year period ended December 31, 2014 (or the “3-Year TSR Percentile Rank” as indicated in the below chart) exceeded our CEO’s realizable pay rank (or the “3-Year Realization Compensation Percentile Rank” as indicated in the below chart), reflecting a strong pay for performance correlation.

Roles of the Compensation Committee and Compensation Consultants

The Compensation Committee reviews and makes decisions with respect to salaries, cash incentives, equity incentives and employee benefits for our Named Executive Officers.  The Compensation Committee has the authority to engage consultants as necessary and to request other information as needed to fairly measure, monitor and control the overall compensation of the Named Executive Officers.  During 2014, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), a consulting firm specializing in compensation program design and evaluation, with significant experience in the financial services industry, to assist in establishing targeted aggregate levels and components of executive compensation.  PM&P performed studies of compensation for executive officers at comparable peer group publicly-traded financial institutions to assist the Compensation Committee in evaluating and determining appropriate market-level compensation.

The 2014 compensation data was developed by PM&P from public filings by selected peer bank holding companies and banks, which the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks.  Peer bank holding companies and banks were selected based on size (total assets), location (California), loan portfolio and commercial banking focus.  The results of the PM&P studies provided the Compensation Committee with context for determining the total compensation for our Named Executive Officers for 2014 and 2015.

The following banking institutions comprised the peer group for the PM&P study, which we refer to as the “PM&P Peer Group”:

Banc of California	Bank of Marin Bancorp	Banner Corporation
Bridge Capital Holdings	CU Bancorp	Farmers & Merchants Bancorp
Hanmi Financial Corporation	Heritage Commerce Corp	HomeStreet, Inc.
Opus Bank	Preferred Bank	Sierra Bancorp
TriCo Bancshares	Westamerica Bancorporation

The Compensation Committee independently evaluated the various components and levels of compensation for CEOs and CFOs within the peer group focusing on base salary, annual incentive (bonus) and equity compensation as well as benefits and retirement plans.  Based on the Committee’s independent evaluation, findings included in PM&P’s analysis, and the recommendations of the CEO (in the case of the other Named Executive Officers), the Compensation Committee established compensation levels for our Named Executive Officers for 2014 and 2015.  These established levels included parameters of base salaries, annual cash incentives, equity incentive awards, retirement plans and other benefits, and other executive benefits (including perquisites) that were appropriate for the Named Executive Officers and in alignment with our compensation philosophy.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes the compensation decisions for the Named Executive Officers which is reflected in the Summary Compensation Table below for the year ended December 31, 2014.  The CEO reviews the performance of the other Named Executive Officers annually and makes recommendations on salary adjustments and annual award amounts, which are presented to the Compensation Committee.  The Compensation Committee then exercises its discretion and modifies any recommendations, adjustments, or awards to the other Named Executive Officers to align any such adjustment or award with the overall compensation philosophies of the Company.

Elements of Compensation

For fiscal year ended December 31, 2014, the principal elements of compensation for the Named Executive Officers were:

·	Base salary;
·	Annual cash incentive awards;
·	Long-term equity incentive awards;
·	Retirement plans and other benefits; and
·	Other executive benefits, such as perquisites and severance benefits.

Base Salary

The Company provides the Named Executive Officers and all other employees with base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for the Named Executive Officers are determined by using market assessments and internal evaluations for each executive based on his position, experience, anticipated contributions and responsibilities.

As part of its review of base salaries for the Named Executive Officers, the Compensation Committee considers:

·	market data provided by public proxy information which may be confirmed or reviewed by independent sources;
·	scope of the roles, duties and responsibilities of the executive and the impact these duties have on both the short and long term performance of the Company; and
·	individual performance of the executive and Company performance.

Except as determined by the terms of the employment agreements with our Named Executive Officers, salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in the job responsibilities of the particular Named Executive Officer.  During 2014, the PM&P Peer Group study indicated that base salaries of the Named Executive Officers averaged 11% below the median of the base salaries for similar executives in the PM&P Peer Group companies.  In light of the discrepancy between the base salaries of the Company’s Named Executive Officers and the executive officers of the PM&P Peer Group companies, the Compensation Committee approved increased to the base salaries of our Named Executive Officers.

The following table reflects base salaries increases for our Named Executive Officers approved by the Compensation Committee during 2014:

Name	Title	2014	2015	% Change

Steven R. Gardner	President and Chief Executive Officer	$475,000	$500,000	5.3%
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	$265,000	$300,000	13.2%
Kent J. Smith	Executive Vice President and Chief Financial Officer	$240,000	$250,000	4.2%
Mike Karr	Executive Vice President and Chief Credit Officer	$225,000	$240,000	6.7%
Tom Rice	Executive Vice President and Chief Operating Officer	$195,000	$240,000	23.1%

Incentive Compensation

The Company’s incentive compensation is designed to provide cash (short-term) and equity-based (long-term) incentive compensation to:

·	promote high performance on a risk adjusted basis and achievement of the our strategic plans by our Named Executive Officers and key employees;
·	encourage the growth of stockholder value; and
·	allow key employees to participate as an equity stockholder in the long-term growth and profitability of the Company.

Annual Incentive Cash Awards.  The Compensation Committee oversees the establishment of annual incentive cash awards.  The objective is to establish performance goals for incentive compensation and at times, granting equity awards that are tied to financial objectives.  Performance goals and financial objective are selected based on the expectation that their achievement will result in superior shareholder return.  In 2014, the Compensation Committee established an incentive program designed to act as a guideline for rewarding the Named Executive Officers (“NEO”) for achievement of Company financial performance.  The Compensation Committee established Threshold to Maximum goals defined achievement of 75% to 120% of Target (budget).  Management generates and the Board approves a budget that is expected to place the Company in the top quartile among peers related to Company performance.  The intent of the approved budget is to set goals that require significant effort from management to be successful.

Annual cash incentive compensation Threshold, Target and Maximum opportunities, as a percentage of base salary for the NEO’s were as follows.

		Annual Incentive Opportunity as a % of Base Salary
Name	Title	Threshold	Target	Max.

Steven Gardner	President and Chief Executive Officer	25.00%	50%	100%
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	20.00%	40%	80%
Kent Smith	Executive Vice President and Chief Financial Officer	17.50%	35%	70%
Mike Karr	Executive Vice President and Chief Credit Officer	17.50%	35%	70%
Tom Rice	Executive Vice President and Chief Operating Officer	17.50%	35%	70%

For 2014, four performance measures were established and assigned a weighting which denotes the percentage of the target bonus that such performance measures represent.  The performance measures are net earnings, transaction deposit growth, loan growth and regulatory rating.  The Company believes that regulatory compliance is critical to the success of the Bank.  Regulatory goals are based on achieving and maintaining a rating that would allow the Bank to successfully operate, without restrictions on corporate activities such as mergers and acquisitions.  For 2014 the following weights have been determined and are based on the Company’s particular focus and relative importance for that year.  The specific goal for each of these metrics is revised each year, with a target payout based on budget expectations.

Measure	Weight	Target	Actual	Performance Level Met
(Dollars in thousands)

Net Earnings	35%	$20,836	$16,616	Threshold
Transaction Deposit Growth	25%	$71,929	$197,523	Maximum
Loan Growth	20%	$319,606	$384,499	Maximum
Regulatory Rating	20%	Satisfactory	Satisfactory	Target

In determining the annual cash awards, the Compensation Committee took into consideration the occurrence of unplanned events in 2014, including one-time merger related costs and the subordinated debt offering as adjustments to the actual performance achieved.

Additionally, the satisfactory individual performance of all NEO’s will be considered when determining the amount of the annual cash incentive.  Performance targets may be tied to the achievement of financials goals or non-financial goals that relate to the successful management of the organization.  All eligible NEO’s are not guaranteed to receive a bonus or the same bonus, as some members of the executive management team may have been deemed to have achieved superior performance during the year by the Compensation Committee.  The achievement levels and related incentive are not determined by any set formula, but instead reflect the subjective analysis of the Compensation Committee.  The Committee based their assessment of individual performance, in part, on the CEO’s evaluation and recommendation for the NEOs performance (excluding himself).  Actual bonus amounts earned for 2014 performance is summarized below.

Name	Title	% of Base Salary	Cash Incentive

Steven Gardner	President and Chief Executive Officer	70%	$332,500
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	60%	$159,000
Kent Smith	Executive Vice President and Chief Financial Officer	50%	$120,000
Mike Karr	Executive Vice President and Chief Credit Officer	50%	$112,500
Tom Rice	Executive Vice President and Chief Operating Officer	50%	$97,500

Long-Term Equity Incentive Awards.  The Compensation Committee believes it is important that the Named Executive Officers’ and employees’ interests are aligned with stockholders and to provide long term incentive to achieve the Company’s goals and attract and retain talented executive officers.  The shareholder approved 2012 Long-Term Incentive Plan (the “2012 Plan”) is intended to promote the long-term interests of the Company and its stockholders by providing a broad based group of employees including officers, and non-employee directors with equity-based incentives and rewards to encourage them to enter into and continue in the employ of the Company.  The equity-based incentives and rewards provided under the 2012 Plan also give recipients a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of the Company’s stockholders.

The Company continues to believe that the use of stock options encourages alignment of interests, and, based on the levels provided, allows for a balanced mix of short and long-term incentive opportunities to mitigate any compensation risk.  In January 2014, stock options were awarded to Named Executive Officers and directors.  The Named Executive Officer awards on January 2, 2014 were:

Name	Title	# of Options	Strike Price

Steven R. Gardner	President and Chief Executive Officer	50,000	$15.68
Eddie Wilcox	Senior Executive Vice President and Chief Banking Officer	25,000	$15.68
Kent J. Smith	Executive Vice President and Chief Financial Officer	25,000	$15.68
Mike Karr	Executive Vice President and Chief Credit Officer	20,000	$15.68
Tom Rice	Executive Vice President and Chief Operating Officer	20,000	$15.68

Retirement Plans and Other Benefits

The Bank provides one tax-qualified, broad-based Employee Savings Plan (the “401(k) Plan”) to all employees and management of the Bank.  Under the 401(k) Plan, employees may contribute from 1% to 50% of their compensation.  In 2014, the Bank matched 100% of contributions for the first three percent contributed and 50% on the next two percent contributed.  The amounts of contributions made to the 401(k) Plan by the Bank were $540,000 for the year ended December 31, 2014, for all employees of the Bank and $45,000 to the Named Executive Officers.  See “All Other Compensation” below.

In addition, the Bank implemented in 2006 a non-qualified supplemental retirement plan (the “Salary Continuation Plan”) for the CEO and other then current executive officers.  The Salary Continuation Plan is an unfunded plan and the Company is under no obligation to fund the Salary Continuation Plan.  See “Salary Continuation Plan” under “Nonqualified Deferred Compensation” below.

Also in September 2006, the Bank implemented a Long-Term Care Insurance Plan for the Named Executive Officers at the time.  The 2014 expense for this plan for the CEO, the CFO and the CBO in the aggregate was $10,000.  See “Long-Term Care Insurance Plan” under “Nonqualified Deferred Compensation” below.

Additionally, the Company provides Mr. Gardner, per his employee agreement, a life insurance policy in the amount of $1.5 million and a short-term disability policy.  See “All Other Compensation” below.

Perquisites and Other Personal Benefits

 The Company provides perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation objectives of attracting and retaining superior employees for key positions.  The Compensation Committee annually reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

Perquisites provided for the Named Executive Officers may include, but are not limited to, the use of Company automobiles, auto allowance, travel and transportation accommodations, entertainment expenses, health club memberships, and participation in the plans and programs described above.

Attributed costs of the perquisites received by the above individuals for the fiscal year 2014 are included in the “All Other Compensation” column and related footnotes of the “Summary Compensation Table” below.

Employment Agreements

Given the state of our industry and the Named Executive Officers’ leadership positions with the Company or the Bank, the Company has previously entered into employment agreements with the Named Executive Officers.  We believe employment agreements serve a number of functions, including (1) retention of our Named Executive Officers; (2) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (3) protection of the Company and customers through confidentiality and non-solicitation covenants.  Subsequent to the fiscal year-end, the Company amended employment agreements with the Named Executive Officers.  A summary of the terms of each of the employment agreements include the following:

Gardner Employment Agreement.  Mr. Steven Gardner, the Company and the Bank entered into an employment agreement dated January 1, 2011 that provides for the employment of Mr. Gardner as the President and Chief Executive Officer of the Company and the Bank.  Mr. Gardner’s employment agreement has a term of three (3) years and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Gardner, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of Mr. Gardner’s employment agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then Mr. Gardner’s employment agreement will terminate at the conclusion of its remaining term.

Pursuant to his employment agreement, Mr. Gardner will receive a minimum base salary of $475,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Gardner will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of Compensation Committee of each of the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Gardner will receive the use of an automobile paid for by the Company and the Bank.  Mr. Gardner also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Gardner’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to the Mr. Gardner’s employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Gardner’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in the his employment agreement), and Mr. Gardner has the right, upon prior notice of termination, to terminate his employment with the Company and the Bank for any reason.

In the event that Mr. Gardner’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Gardner’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in his employment agreement) or (b) by Mr. Gardner due to a material breach of his employment agreement by the Company and the Bank, or for “Good Reason” (as defined in his employment agreement), then Mr. Gardner will be entitled to receive a lump sum a cash severance amount equal to Mr. Gardner’s base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, multiplied by three (3) years, less taxes and other required withholding. In the event that Mr. Gardner’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Gardner’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Gardner will be entitled to receive a lump sum cash severance amount equal to Mr. Gardner’s base salary as in effect immediately prior to the date of termination multiplied by two (2) years, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Gardner also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Gardner upon termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits payable by the Company and the Bank under his employment agreement will be reduced, in the manner determined by Mr. Gardner, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Gardner being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.
In the event that Mr. Gardner’s employment is terminated by the Company and the Bank for Cause, or Mr. Gardner terminates his employment other than for Disability or Good Reason, Mr. Gardner will have no right to compensation or other benefits for any period after the applicable date of termination other than for base salary accrued through the date of termination.  In the event that Mr. Gardner’s employment is terminated as a result of Disability or death during the term of his employment agreement, Mr. Gardner, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Gardner has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the his employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Mr. Gardner has agreed that during the term of the his employment agreement and for two (2) years after the date of termination, he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in his employment agreement).

Mr. Gardner’s employment agreement will not impact the benefits that Mr. Gardner is entitled to receive pursuant to the Salary Continuation Plan.

Mr. Wilcox’s Amended and Restated Employment Agreement.  Mr. Edward Wilcox and the Bank entered into an amended and restated employment agreement dated April 7, 2014 that provides for the employment of Mr. Wilcox as the Senior Executive Vice President and Chief Banking Officer of the Bank.  Prior to the effectiveness of his amended and restated employment agreement, Mr. Wilcox served as Executive Vice President and Chief Operating Officer of the Bank.  Mr. Wilcox’s amended and restated employment agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Bank’s board of directors, unless Mr. Wilcox, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Wilcox’s amended and restated employment agreement, in which case Mr. Wilcox’s amended and restated employment agreement will terminate at the conclusion of its remaining term.

 Pursuant to his amended and restated employment agreement, Mr. Wilcox will receive a minimum base salary of $265,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank’s board of directors. In addition, Mr. Wilcox will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Bank’s board of directors.  Mr. Wilcox is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with Mr. Wilcox’s then duties and responsibilities as fixed by the board of directors of the Bank.

 Pursuant to Mr. Wilcox’s employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Wilcox’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in Mr. Wilcox’s employment agreement), and Mr. Wilcox has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

 In the event that Mr. Wilcox’s employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Wilcox’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in Mr. Wilcox’s employment agreement) or (b) Mr. Wilcox due to a material breach of his employment agreement by the Bank, or for “Good Reason” (as defined in Mr. Wilcox’s employment agreement), then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding.  In the event that Mr. Wilcox’s employment is terminated by the Bank for other than Cause, Disability, or Mr. Wilcox’s death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Wilcox will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary as in effect immediately prior to the date of his termination plus his incentive bonus for the previous year, less taxes and other required withholding.  In each case, Mr. Wilcox also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

If the payments and benefits to Mr. Wilcox upon his termination would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits payable by the Bank to Mr. Wilcox pursuant to the terms of his employment agreement  will be reduced, in the manner determined by Mr. Wilcox, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Wilcox being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

 In the event that Mr. Wilcox’s employment is terminated by the Bank for Cause, or Mr. Wilcox terminates his employment other than for Disability or Good Reason, Mr. Wilcox will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Wilcox’s employment is terminated as a result of Disability or death during the term of the his employment agreement, Mr. Wilcox, or his estate in the event of his death, will receive his existing base salary as in effect as of the date of his termination or death, multiplied by one year.

 Mr. Wilcox has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any “Confidential and Proprietary Information” (as defined in Mr. Wilcox’s employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank.  Mr. Wilcox has agreed that during the term of the his employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to  hire, a “Covered Employee” (as defined in the Mr. Wilcox’s employment agreement).

Mr. Smith’s Employment Agreement.  Mr. Kent Smith, the Company and the Bank entered into an employment agreement dated January 1, 2011 that provides for the employment of Mr. Smith as the Executive Vice President and Chief Financial Officer of the Company and the Bank.  Mr. Smith’s employment agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Company’s and the Bank’s Boards of Directors, unless Mr. Smith, on the one hand, or the Company or the Bank, on the other hand, gives written notice to the other party of its election not to extend the term of Mr. Smith’s employment agreement, with such notice to be given not less than ninety (90) days prior to any such anniversary date.  If such notice is given by either party, then Mr. Smith’s employment agreement will terminate at the conclusion of its remaining term.

Pursuant to Mr. Smith’s employment agreement, Mr. Smith will receive a minimum base salary of $240,000 per year, which may be increased from time to time in such amounts as may be determined by the Company’s and the Bank’s Boards of Directors.  In addition, Mr. Smith will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Company and the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of each of the Company’s and Bank’s Boards of Directors.  Mr. Smith is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Company and the Bank, to the extent commensurate with Mr. Smith’s then duties and responsibilities as fixed by the Boards of Directors of the Company and the Bank.

Pursuant to Mr. Smith’s employment agreement, the Company and the Bank have the right, at any time upon prior notice of termination, to terminate Mr. Smith’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in his employment agreement), and Mr. Smith has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

In the event that Mr. Smith’s employment is terminated (a) by the Company and the Bank for other than Cause, Disability, or Mr. Smith’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in his employment agreement) or (b) by Mr. Smith due to a material breach of his employment agreement by the Company and the Bank, or for “Good Reason” (as defined in his employment agreement), then Mr. Smith will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of termination, less taxes and other required withholding. In the event that Mr. Smith’s employment is terminated by the Company and the Bank for other than Cause, Disability, or Mr. Smith’s death and such termination does not occur in conjunction with a Change in Control or two (2) years after a Change in Control, then Mr. Smith will be entitled to receive a lump sum cash severance amount equal to his base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, less taxes and other required withholding. In each case, Mr. Smith also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination, other than any stock option or other stock compensation plans or bonus plans of the Company and the Bank; provided, however, if his participation in any such plan, program or arrangement is barred, the Company and the Bank will arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements.

If the payments and benefits to Mr. Smith upon termination would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits payable by the Company and the Bank under Mr. Smith’s employment agreement will be reduced, in the manner determined by Mr. Smith, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Company and the Bank to Mr. Smith being non-deductible to the Company and the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

In the event that Mr. Smith’s employment is terminated by the Company and the Bank for Cause, or Mr. Smith terminates his employment other than for Disability or Good Reason, Mr. Smith will have no right to compensation or other benefits for any period after the applicable date of termination or death other than for base salary accrued through the date of termination or death.  In the event that Mr. Smith’s employment is terminated as a result of Disability or Mr. Smith’s death during the term of his employment agreement, Mr. Smith, or his estate in the event of his death, will receive the lesser of (i) his existing base salary as in effect as of the date of termination or death, multiplied by one year or (ii) his base salary for the duration of the term of employment.

Mr. Smith has agreed that during the term of his employment and after termination of his employment, he will not disclose to any other person or entity, other than in the regular course of business of the Company and the Bank, any “Confidential and Proprietary Information” (as defined in the his employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company and the Bank.  Pursuant to the terms of the his employment agreement, Mr. Smith has agreed that during the term of his employment agreement and for one (1) year after the date of termination he will not solicit for hire or encourage another person to solicit for hire a “Covered Employee” (as defined in the his employment agreement).

Mr. Karr’s Amended and Restated Employment Agreement.  Mr. Michael Karr and the Bank entered into an amended and restated employment agreement dated April 7, 2014 that provides for the employment of Mr. Karr as the Executive Vice President and Chief Credit Officer of the Bank.  Mr. Karr’s amended and restated employment agreement has a term of three (3) years, and, on each annual anniversary date, the term automatically is extended for an additional one-year period by the Bank’s board of directors, unless Mr. Karr, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Karr’s amended and restated employment agreement, in which case Mr. Karr’s amended and restated employment agreement will terminate at the conclusion of its remaining term.

 Pursuant to his amended and restated employment agreement, Mr. Karr will receive a minimum base salary of $225,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank’s board of directors. In addition, Mr. Karr will be eligible for a discretionary performance bonus not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Bank, with eligibility and the amount of any such bonus to be at the discretion of the Compensation Committee of the Bank’s board of directors.  Mr. Karr is also entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with Mr. Karr’s then duties and responsibilities as fixed by the board of directors of the Bank.

 Pursuant to Mr. Karr’s employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Karr’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in Mr. Karr’s employment agreement), and Mr. Karr has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

 In the event that Mr. Karr’s employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Karr’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in Mr. Karr’s employment agreement) or (b) Mr. Karr due to a material breach of his employment agreement by the Bank, or for “Good Reason” (as defined in Mr. Karr’s employment agreement), then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding.  In the event that Mr. Karr’s employment is terminated by the Bank for other than Cause, Disability, or Mr. Karr’s death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Karr will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding.  In each case, Mr. Karr also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

If the payments and benefits to Mr. Karr upon his termination would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits payable by the Bank to Mr. Karr pursuant to the terms of his employment agreement  will be reduced, in the manner determined by Mr. Karr, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Karr being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

In the event that Mr. Karr’s employment is terminated by the Bank for Cause, or Mr. Karr terminates his employment other than for Disability or Good Reason, Mr. Karr will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Karr’s employment is terminated as a result of Disability or death during the term of the his employment agreement, Mr. Karr, or his estate in the event of his death, will receive his existing base salary as in effect as of the date of his termination or death, multiplied by one year.

 Mr. Karr has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any “Confidential and Proprietary Information” (as defined in Mr. Karr’s employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank.  Mr. Karr has agreed that during the term of the his employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to  hire, a “Covered Employee” (as defined in the Mr. Karr’s employment agreement).

Mr. Rice’s Employment Agreement.  Mr. Rice and the Bank entered into an employment agreement dated April 7, 2014 that provides for the employment of Mr. Rice as the Executive Vice President and Chief Operating Officer of the Bank.  Prior to the effectiveness of his employment agreement, Mr. Rice served as Senior Vice President and Chief Information Officer of the Bank.  Mr. Rice’s employment agreement  has a term of three (3) years and, on each anniversary of the date of the employment agreement, the term of the employment agreement automatically will extend for an additional one-year period unless Mr. Rice, on the one hand, or the Bank, on the other hand, gives written notice to the other party not less than ninety (90) days prior to the anniversary date of its election not to extend the term of Mr. Rice’s employment agreement, in which case Mr. Rice’s employment agreement will terminate at the conclusion of its remaining term.

 Pursuant to his employment agreement, Mr. Rice will receive a minimum base salary of $195,000 per year, which may be increased from time to time in such amounts as may be determined by the Bank’s board of directors. In addition, Mr. Rice will be eligible for a discretionary performance bonus in an amount not to exceed 100% of his base salary, based on his individual performance and the overall performance of the Bank, with the criteria for determining eligibility and the amount of any discretionary performance bonus to be at the discretion of Compensation Committee of the Bank’s board of directors.  Mr. Rice also is entitled to participate in any pension, retirement or other benefit plan or program given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities as fixed by the board of directors of the Bank.

 Pursuant to Mr. Rice’s employment agreement, the Bank has the right, at any time upon prior notice of termination, to terminate Mr. Rice’s employment for any reason, including, without limitation, termination for “Cause” or “Disability” (each as defined in Mr. Rice’s employment agreement), and Mr. Rice has the right, upon prior notice of termination, to terminate his employment with the Bank for any reason.

 In the event that Mr. Rice’s employment is terminated by (a) the Bank for other than Cause, Disability, or Mr. Rice’s death and such termination occurs within two (2) years following a “Change in Control” (as defined in Mr. Rice’s employment agreement) or (b) Mr. Rice due to a material breach of his employment agreement by the Bank, or for “Good Reason” (as defined in Mr. Rice’s employment agreement), then Mr. Rice will be entitled to receive a lump sum cash severance amount equal to his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding.  In the event that Mr. Rice’s employment is terminated by the Bank for other than Cause, Disability, or Mr. Rice’s death and such termination does not occur in conjunction with a Change in Control or within two (2) years after a Change in Control, then Mr. Rice will be entitled to receive a lump sum cash severance amount equal to the sum of his base salary plus his incentive bonus for the previous year as in effect immediately prior to the date of his termination, less taxes and other required withholding.  In each case, Mr. Rice also will be entitled to receive for a period ending at the earlier of (i) the third anniversary of the date of his termination or (ii) the date of his full-time employment by another employer, at no cost to him, the continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of his termination, other than any stock option or other stock compensation plans or bonus plans of the Company or the Bank; provided, however, if his participation in any of these plans, programs or arrangements is barred, the Bank is required to arrange to provide him with benefits substantially similar to those he was entitled to receive under these plans, programs and arrangements prior to the date of his termination.

If the payments and benefits to Mr. Rice upon his termination would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits payable by the Bank to Mr. Rice pursuant to the terms of his employment agreement  will be reduced, in the manner determined by Mr. Rice, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank to Mr. Rice being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.

 In the event that Mr. Rice’s employment is terminated by the Bank for Cause, or Mr. Rice terminates his employment other than for Disability or Good Reason, Mr. Rice will have no right to compensation or other benefits for any period after the date of his termination other than for base salary accrued through the date of his termination. In the event that Mr. Rice’s employment is terminated as a result of Disability or death during the term of the his employment agreement, Mr. Rice, or his estate in the event of his death, will receive his existing base salary as in effect as of the date of his termination or death, multiplied by one year.

 Mr. Rice has agreed that during the term of his employment and after termination of his employment that he will not disclose to any other person or entity, other than in the regular course of business of the Bank, any “Confidential and Proprietary Information” (as defined in Mr. Rice’s employment agreement), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank.  Mr. Rice has agreed that during the term of the his employment agreement and for two (2) years after the date of his termination, he will not hire or solicit or attempt to solicit for hire, or encourage another person to  hire, a “Covered Employee” (as defined in the Mr. Rice’s employment agreement).

Salary Continuation Plan

As more fully discussed in “Salary Continuation Plan” under “Nonqualified Deferred Compensation” below, we have established a Salary Continuation Plan for our CEO and CBO that provides for certain annual benefits for each of them following their retirement from the Company, and that provides for the acceleration of their benefits upon termination due to a change-in-control, as that term is defined in the plan.

Administration of the Company’s Compensation Program

The Company monitors its compensation program through the Compensation Committee.  The Compensation Committee ensures that the total compensation paid to the Company’s Named Executive Officers are appropriate given the Company’s compensation goals and philosophies, as well as the skill sets and abilities of each individual recipient.  The Company, through the Compensation Committee, endeavors to ensure that that the compensation and benefits of the Named Executive Officers are appropriate as compared to similar executive officers within the banking industry.

The Compensation Committee’s responsibilities are to:

·
establish the base salary, incentive compensation and any other compensation for the Company’s CEO and; review and approve the base salary, incentive compensation and other compensation for the CFO, the CBO, the CCO and the COO in consultation with the Company’s CEO;

·
monitor the Company’s management incentive and equity-based compensation plans, retirement and benefit plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

·	perform other functions or duties deemed appropriate by the Board.

Compensation decisions for our Named Executive Officers and the non-employee directors are made by the Compensation Committee.

Accounting and Tax Considerations - Equity-Based Compensation

The Compensation Committee also considers the tax and accounting treatment of the various components of compensation.  Although the tax and accounting  considerations do not generally drive its decisions, the Compensation Committee generally strives to put the Company in the best position with respect to tax and accounting treatment.  However, the Compensation Committee has reserved the right to provide compensation to Named Executive Officers that is not deductible for income tax purposes under Section 162(m) of the Code as circumstances warrant.

Clawback Provisions

We currently maintain numerous risk mitigating provisions in our compensation arrangements for the NEOs, which are described under the heading “Compensation Policies and Programs and Risk Management.”  As a result, we do not currently have a policy requiring a clawback with respect to compensation adjustments following later restatements of financial results beyond what is required under the Sarbanes-Oxley Act.  Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement.  Under the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the stock exchanges and the SEC have been directed to adopt rules that would require companies to adopt a policy to recover certain compensation in the event of a material accounting restatement.  We expect to adopt a policy as required by the Dodd-Frank Act when final regulations have been provided by the SEC and NASDAQ.

Anti-Hedging/Pledging Policy

The Company considers it inappropriate for any director or officer to enter into speculative transactions in the Company’s securities.  The Company’s insider trading policy prohibits the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities.  This prohibition also includes hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership.  Finally, directors, officers, and other employees may not purchase the Company’s securities on margin, or borrow against any account in which Company securities are held.  The prohibitions do not apply to the exercise of stock options granted as part of a Company incentive plan.

Stock Ownership Guideline for the CEO

The Board of Directors has adopted a stock ownership guideline for the CEO as of March 28, 2012.  The guidelines require that the CEO own shares of common stock having a value of at least three times base salary, to be achieved over a five year period from the adoption of the guideline.  At December 31, 2014, the CEO was in compliance with the established ownership guidelines.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the CD&A set forth in this Proxy Statement with management.  Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

John D. Goddard, Committee Chair
Kenneth A. Boudreau
Jeff C. Jones

Compensation Policies and Programs and Risk Management

The Compensation Committee views the Company’s compensation program with a long-term focus.  The greatest amount of compensation can be achieved over long periods of time through sustained excellent performance.  We believe our compensation policies and programs provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics that mitigate excessive risk-taking that could harm our value or reward poor judgment by our Named Executive Officers.  In addition, the Compensation Committee, with the assistance of the CEO, establishes goals and objectives with a mix of quantitative and qualitative performance elements in order to avoid excessive weight on one performance measure.  The Compensation Committee retains discretion in making final award determinations under its program so as to take into account changing market conditions, which allows our executives to focus on the long-term health of our Company rather than an “all or nothing” approach to achieving short-term goals.

Summary Compensation Table

The Named Executive Officers for 2014 consisted of Steven R. Gardner, our President and Chief Executive Officer, Kent J. Smith, our Executive Vice President and Chief Financial Officer, Eddie Wilcox, our Senior Executive Vice President and Chief Banking Officer, Mike Karr, our Executive Vice President and Chief Credit Officer, and Tom Rice, our Executive Vice President and Chief Operating Officer.  The following table shows the compensation of the Named Executive Officers for services to the Company or the Bank during the years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($) (6)	Total ($)

Steven R. Gardner	2014	475,000	332,500	-	366,756	-	228,367	26,198	1,428,821
President and	2013	445,000	311,000	-	196,695	-	74,250	29,415	1,056,360
Chief Executive Officer	2012	415,000	249,000	-	270,119	-	74,250	32,855	1,041,224

Eddie Wilcox	2014	265,000	159,000	-	91,689	-	42,554	20,206	578,449
Senior Executive Vice President and	2013	245,000	147,000	-	98,347	-	-	27,389	517,736
Chief Banking Officer	2012	225,000	105,750	-	67,530	-	-	22,095	420,375

Kent Smith	2014	240,000	120,000	-	91,689	-	-	17,793	469,482
Executive Vice President and	2013	225,000	112,500	-	98,347	-	-	22,219	458,066
Chief Financial Officer	2012	205,000	92,250	-	67,530	-	-	27,899	392,679

Mike Karr	2014	225,000	112,500	-	73,351	-	-	16,283	427,134
Executive Vice President and	2013	208,000	94,000	-	98,347	-	-	19,568	419,915
Chief Credit Officer	2012	195,000	87,750	-	67,530	-	-	22,660	372,940

Tom Rice	2014	195,000	97,500	-	73,351	-	-	17,236	383,087
Executive Vice President and	2013	170,000	76,500	-	19,669	-	-	23,491	289,660
Chief Operating Officer	2012	155,000	22,500	-	-	-	-	10,078	187,578

(1)
Discretionary incentive cash awards earned in 2012 were paid in 2013, Discretionary incentive cash awards earned in 2013 were paid in 2014, and Discretionary incentive cash awards earned in 2014 were paid in 2015.

(2)	There were no stock awards granted in 2012, 2013 or 2014.

(3)
Option awards include options that were awarded on January 2, 2014 at a grant price of $15.68 per share.  Mr. Gardner was awarded options to purchase a total of 100,000 shares of common stock in 2014, Messrs. Smith and Wilcox were each awarded options to purchase a total of 25,000 shares of common stock in 2014, and Messrs. Karr and Rice were each awarded options to purchase a total of 20,000 shares of common stock in 2014.

(4)
The value of options granted in 2014 was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718.  “Refer to Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions underlying the option award valuations.

(5)	Non-equity Incentive Plan Compensation included amounts as described in “Salary Continuation Plan” below.

(6)	All Other Compensation is described in the section “All Other Compensation” below.

Stock Awards

The Company made no awards of stock in 2014.

Option Awards

In 2014, the Company granted options to purchase 244,000 shares of common stock to its directors, executives and key employees.  All options granted in 2014 were valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R with the following assumptions:

			Assumptions
	Number	Grant					Fair Market
Grant	of Options	Price	Dividend		Risk Free	Expected	Value at Grant
Date	Granted	Per Share	Yield	Volatility	Rate	Life (Years)	Per Share

1/2/2014	231,500	$15.68	--	18.47%	2.10%	6.00	$3.67

1/31/2014	12,500	$15.87	--	16.23%	1.81%	6.00	$3.28

Non-Equity Incentive Plan Compensation

The Company’s non-equity incentive plan compensation consists solely of discretionary cash bonuses paid to the Named Executive Officers as described in “Annual Incentive Cash Awards” above.  In the case of all of the Named Executive Officers, the non-equity incentive compensation cannot exceed 100% of their base salary per their employment agreements.

All Other Compensation

The amount of All Other Compensation reported for each Named Executive Officer in the Summary Compensation Table above consisted of the following:

ALL OTHER COMPENSATION
Name and Principal Position	Year	401(k) Contributions ($)	Auto ($) (1)	Group Term Life ($)	Other Insurance ($)(2)	Other ($)(3)	Total ($)

Steven R. Gardner	2014	10,200	-	1,206	11,672	3,120	26,198
President and Chief
Executive Officer

Eddie Wilcox	2014	10,200	5,000	780	2,390	1,836	20,206
Senior Executive Vice President and
Chief Banking Officer

Kent Smith	2014	9,146	-	1,044	7,003	600	17,793
Executive Vice President and
Chief Financial Officer

Mike Karr	2014	7,167	-	636	6,644	1,836	16,283
Executive Vice President and
Chief Credit Officer

Tom Rice	2014	7,792	-	364	9,080	-	17,236
Executive Vice President and
Chief Operating Officer
_________________

(1)	Mr. Gardner has the use of a Company-leased vehicle.
(2)
Mr. Gardner is covered under a separate $1.5 million life insurance policy, for which the Bank pays $699 every six months.  The Bank pays for a Short Term Disability policy for Mr. Gardner which costs $1,728 annually.

(3)	Health club due.

Grants of Plan-Based Awards in 2014

The following table provides information about awards granted to the named executives in 2014.  All of the awards shown were granted under the shareholder approved 2012 Long-Term Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Steven R. Gardner	1/2/2014								50,000	$15.68	$183,378
Eddie Wilcox	1/2/2014								25,000	$15.68	$91,689
Kent J. Smith	1/2/2014								25,000	$15.68	$91,689
Mike Karr	1/2/2014								20,000	$15.68	$73,351
Tom Rice	1/2/2014								20,000	$15.68	$73,351

Outstanding Equity Awards

    This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of December 31, 2014.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Steven R. Gardner	25,000	-	-	$12.10	1/3/2017
President and	25,000	-	-	$7.10	1/2/2018
Chief Executive Officer	35,000	-	-	$5.01	8/27/2018
	5,000	-	-	$6.30	1/5/2021
	100,000	-	33,334	$7.87	6/5/2022
	50,000	-	33,334	$10.44	1/2/2023
	50,000	-	50,000	$15.68	1/2/2024

Eddie Wilcox	10,000	-	-	$12.10	1/3/2017
Senior Executive Vice President and	25,000	-	-	$7.10	1/2/2018
Chief Banking Officer	17,500	-	-	$5.01	8/27/2018
	2,000	-	-	$6.30	1/5/2021
	25,000	-	8,334	$7.87	6/5/2022
	25,000	-	16,667	$10.44	1/2/2023
	25,000	-	25,000	$15.68	1/2/2024

Kent Smith	2,000	-	-	$6.30	1/5/2021
Executive Vice President and	25,000	-	8,334	$7.87	6/5/2022
Chief Financial Officer	25,000	-	16,667	$10.44	1/2/2023
	25,000	-	25,000	$15.68	1/2/2024

Mike Karr	5,000	-	-	$12.10	1/3/2017
Executive Vice President and	10,000	-	-	$7.10	1/2/2018
Chief Credit Officer	10,000	-	-	$5.01	8/27/2018
	2,000	-	-	$6.30	1/5/2021
	25,000	-	8,334	$7.87	6/5/2022
	25,000	-	16,667	$10.44	1/2/2023
	20,000	-	20,000	$15.68	1/2/2024

Tom Rice	5,000	-	-	$4.25	11/3/2018
Executive Vice President and	2,000	-	-	$6.30	1/5/2021
Chief Operating Officer	5,000	-	-	$6.26	12/14/2021
	5,000	-	3,334	$10.44	1/2/2023
	20,000	-	20,000	$15.68	1/2/2024

    The unearned options from the table above vest ratably over a three year period and will be fully vested as follows:

Name	Unvested	Vesting Date	Vesting %

Steven R. Gardner	33,334	6/5/2015	100%
	33,334	1/2/2016	100%
	50,000	1/2/2017	100%

Eddie Wilcox	8,334	6/5/2015	100%
	16,667	1/2/2016	100%
	25,000	1/2/2017	100%

Kent Smith	8,334	6/5/2015	100%
	16,667	1/2/2016	100%
	25,000	1/2/2017	100%

Mike Karr	8,334	6/5/2015	100%
	16,667	1/2/2016	100%
	20,000	1/2/2017	100%

Tom Rice	3,334	1/2/2016	100%
	20,000	1/2/2017	100%

Exercised Options in 2014

2014 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven R. Gardner (*)	75,000	292,500	-	$-
President and
Chief Executive Officer

Eddie Wilcox (**)	25,000	101,500	-	$-
Senior Executive Vice President and
Chief Operating Officer

* Mr. Gardner exercised options for 75,000 shares on June 11, 2014. The options had an expiration date of June 30, 2014 and an exercise price of $10.65 per share.
** Mr. Wilcox exercised options for 25,000 shares on June 11, 2014. The options had an expiration date of June 30, 2014 and an exercise price of $10.65 per share.

Pension Benefits

The Company has no pension benefits plans.

Nonqualified Deferred Compensation

The Bank has implemented the Salary Continuation Plan, a non-qualified supplemental retirement plan for certain executive officers of the Bank.  Because the Salary Continuation Plan is an unfunded plan, the Bank is under no obligation to fund the Salary Continuation Plan.  For our CEO the Salary Continuation Plan, as amended,  provides for the annual benefit of $200,000, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62 for a period of fifteen (15) years.  For our CBO the Salary Continuation Plan provides for the annual benefit of $100,000, which is to be paid out in twelve (12) equal monthly installments commencing on the first day of the month following normal retirement at age 62 for a period of fifteen (15) years.  The Salary Continuation Plan also provides for the acceleration of the CEO’s and CBO’s benefits upon termination due to a change-in-control, as that term is defined in this plan. See “Potential Payments Made Upon Termination or a Change-in-Control” below.

The amount expensed in 2014 under the Salary Continuation Plan amounted to an aggregate of $878,000, of which $228,000 was for Mr. Gardner, and $43,000 was for Mr. Wilcox.  As of December 31, 2014, $3.3 million was recorded in other liabilities on the Company’s consolidated statements of condition for this Salary Continuation Plan.  The Salary Continuation Plan was accounted for in accordance with SFAS No. 158 as of December 31, 2014.

2014 NONQUALIFIED SALARY CONTINUATION PLAN
Name	Aggregate Balance at Fiscal Year-End Prior to Last Fiscal Year-End ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Steven R. Gardner	542,611	228,367	-	-	770,978
President and
Chief Executive Officer

Eddie Wilcox	-	42,554	-	-	42,554
Senior Executive Vice President and
Chief Operating Officer

Long-Term Care Insurance Plan

In September 2006, the Bank implemented the Long-Term Care Insurance Plan for the Named Executive Officers and non-employee directors of the Bank.  The expense for the Long-Term Care Insurance Plan in 2014, for the Named Executive Officers and Directors, was $20,000.

2014 LONG-TERM CARE INSURANCE

Name	Premiums Paid by Registrant ($)

Kenneth A. Boudreau	4,000
John J. Carona	-
Joseph L. Garrett	4,000
John D. Goddard	-
Jeff C. Jones	-
Michael L. McKennon	2,502
Total Directors	10,502
Steven R. Gardner	2,502
Eddie Wilcox	1,467
Kent Smith	5,655
Mike Karr	-
Tom Rice	-
Total Named Executives	9,624
Total Long-Term Care Insurance	20,126

Potential Payments Made Upon Termination or a Change-in-Control

As described in “Employment Arrangements” under “Compensation Discussion and Analysis” above in this Proxy Statement, all of our Named Executive Officers are party to an employment agreement with us, which provides the executives with benefits in the event of certain terminations of employment.  In addition, Mr. Gardner, our CEO, is a party to a Salary Continuation Plan, which also provides him with benefits in the event of certain terminations of employment.

Employment Agreements

As previously discussed in “Employment Arrangements” under “Compensation Discussion and Analysis” above, we have entered into employment agreements with our Named Executive Officers.  The following information describes payments due to our Named Executive Officers at December 31, 2014, following their termination of employment with us as if it had occurred on December 31, 2014.  As indicated above in April 2014, Messrs. Wilcox and Karr entered into amended and restated employment agreements with the Bank, and Mr. Rice entered into an employment agreement with the Bank. The below disclosure relates to the employment agreements with our Named Executive Officers that were in effect at December 31, 2014.

Termination for Cause; Resignation without Disability or Good Reason.  If an executive is terminated for cause or resigns without disability or good reason, as such terms are defined in the employment agreements, he will receive only his base salary accrued through the date of termination or death.  In this event, no additional severance benefits are payable.

Termination as a Result of Disability; Death.  If an executive is terminated as a result of disability or death during the term of employment, the executive will receive the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement.

Termination other than for Cause, Disability or Death; Resignation by the Executive Due to Our Material Breach or Good Reason Following a Change of Control.  If an executive is terminated (a) by us other than for cause, disability, or his death and such termination occurs within two (2) years following a Change in Control or (b) by the executive due to a material breach of the employment agreement by us, or for “Good Reason,” then the executive will be entitled to a lump sum cash payment equal to his base salary as in effect immediately prior to the date of termination plus his incentive bonus for the previous year with respect to Messrs. Smith, Wilcox, Karr and Rice, and with respect to Mr. Gardner, that same amount multiplied by three (3) years.  Pursuant to the employment agreements, “Good Reason” means the executive resigned within two (2) years of a Change in Control based on (1) a material reduction by us of his functions, duties or responsibilities, (2) a material reduction by us of his base salary, or (3) our requirement that he be based at a location more than 50 miles from Irvine, California, without the executive’s express written consent.  Under the terms of Mr. Gardner’s employment agreement only, if his employment with us is terminated as described above, then Mr. Gardner is entitled to participate, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any of our stock option or other stock compensation plans or bonus plans), for a period ending at the earlier of (i) the third anniversary of the date of termination, and (ii) the date of his full-time employment by another employer, provided that in the event Mr. Gardner’s participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

In receiving any of the foregoing payments, the Named Executive Officers are not obligated to seek other employment or to mitigate in any way the amounts payable to them as set forth above, and such amounts will not be reduced or terminated whether or not an executive obtains other employment.

Each employment agreement also provides that the severance payments and benefits will be modified or reduced by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable being subject to an excise tax under the “golden parachute” provisions under Section 280G of the Code or subject to the excise tax imposed under Section 4999 of the Code.

Restrictive Covenants

The employment agreements require each executive to refrain from soliciting employees of the Company for a two-year period after termination of employment.  The agreements limit the executives’ ability to disclose or use any of the Company’s confidential information, trade secrets or business opportunities.

Salary Continuation Plan

The following describes the potential payments required pursuant to the Salary Continuation Plan, which is still in effect, in the event of a termination or a change of control.

Early Termination other than due to Change in Control, Death, Disability or for Cause.  In the event of an early termination of either of Mr. Gardner’s or Mr. Wilcox’s employment agreement, which termination results other than from a change in control, disability or cause, as such terms are defined in the Salary Continuation Plan, he will receive one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

Disability Benefit.  In the event that Mr. Gardner’s or Mr. Wilcox’s employment is terminated due to disability, each will receive one hundred percent (100%) of the accrual balance determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

Change in Control Benefit.  Upon a change of control, followed within twelve (12) months by a termination of the Mr. Gardner’s or Mr. Wilcox’s employment agreement, the executive would receive a lump-sum change in control benefit payment commences within 90 days following the separation from service, provided that, in the event this amount is subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

Death Benefit.  In the event either Mr. Gardner or Mr. Wilcox dies while employed by us, his beneficiary will receive a lump sum amount pre-retirement death benefit payment within 90 days following death.

Summary of Potential Termination Payments

The following table reflects the value of termination payments and benefits that each of Messrs. Gardner, Wilcox, Smith, Karr, and Rice who were the Named Executive Officers that had employment agreements as of December 31, 2014, would receive under their employment agreements and the termination payments and benefits that Mr. Gardner and Mr. Wilcox would receive under the Salary Continuation Plan, as applicable, which was in place on December 31, 2014, if they had terminated employment on December 31, 2014 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the Messrs. Gardner, Wilcox, Smith, Karr, and Rice would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees.

Officer	Severance ($)		Insurance Benefits ($)		Salary Continuation Plan ($)		Equity Accelerated Vesting ($)		Total ($)

Mr. Gardner
Termination for Cause or Resignation without Disability or Good Reason	-		-		770,978	(5)	-		770,978
Death	475,000	(1)	1,500,000		1,982,130	(4)	627,511	(8)	4,584,641
Disability	475,000	(1)	36,000		770,978	(5)	627,511	(8)	1,909,489
Retirement	-		-		3,000,000	(6)	627,511	(8)	3,627,511
Change of Control	-		-		1,982,130	(9)	-		1,982,130
Termination without Cause, or Resignation Due to Our Material Breach	2,422,500	(2)	34,814	(3)	770,978	(5)	-		3,228,292
Termination in connection with a Change in Control	2,422,500	(2)	34,814	(3)	1,778,932	(7)	-		4,236,246

Mr. Wilcox
Termination for Cause or Resignation without Disability or Good Reason	-		-		42,554	(5)	-		42,554
Death	265,000	(1)	-		989,413	(4)	234,925	(8)	1,489,338
Disability	265,000	(1)	-		42,554	(5)	234,925	(8)	542,479
Retirement	-		-		1,500,000	(6)	234,925	(8)	1,734,925
Change of Control	-		-		989,413	(9)	-		989,413
Termination without Cause, or Resignation Due to Our Material Breach	424,000	(2)	25,109	(3)	42,554	(5)	-		491,663
Termination in connection with a Change in Control	424,000	(2)	25,109	(3)	989,413	(7)	-		1,438,522

Mr. Smith
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	240,000	(1)	-		-		234,925	(8)	474,925
Retirement	-		-		-		234,925	(8)	234,925
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	360,000	(2)	24,051	(3)	-		-		384,051
Termination in connection with a Change in Control	360,000	(2)	24,051	(3)	-		-		384,051

Mr. Karr
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	225,000	(1)	-		-		226,675	(8)	451,675
Retirement	-		-		-		226,675	(8)	226,675
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	337,500	(2)	21,838	(3)	-		-		359,338
Termination in connection with a Change in Control	337,500	(2)	21,838	(3)	-		-		359,338

Mr. Rice
Termination for Cause or Resignation without Disability or Good Reason	-		-		-		-		-
Death or Disability	195,000	(1)	-		-		55,971	(8)	250,971
Retirement	-		-		-		55,971	(8)	55,971
Change of Control	-		-		-		-		-
Termination without Cause, or Resignation Due to Our Material Breach	292,500	(2)	27,526	(3)	-		-		320,026
Termination in connection with a Change in Control	292,500	(2)	27,526	(3)	-		-		320,026

---------------------------------------

(1)
With respect to termination due to disability or death, represents an amount equal to the lesser of (i) his base salary as in effect as of the date of termination, multiplied by one year, or (ii) his base salary for the duration of the term of his employment agreement.

(2)
For Mr. Gardner, the amount represents a cash severance amount equal to the executive’s base salary as in effect immediately prior to the date of termination plus his incentive bonus for the previous year, multiplied by three (3) years, to be paid in a lump sum.  For Messrs. Smith, Wilcox, Karr, and Rice the amount represents a cash severance amount equal to the executive’s base salary as in effect immediately prior to the date of termination, plus his incentive bonus for the previous year, to be paid in a lump sum.  The foregoing severance amounts will be modified or reduced pursuant to Sections 280G or 4999 of the Code (as applicable) as more fully described above under “Employment Agreements."

(3)
Represents the incremental cost to the Company resulting in the individual’s participation, at no cost to him, in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which he was entitled to participate immediately prior to the date of termination (other than any stock option or other stock compensation plans or bonus plans of us), for a period ending at the earlier of (i) the third anniversary of the date of termination, and (ii) the date of his full-time employment by another employer, provided that in the event the individual’s participation in any such plan, program or arrangement is barred, we must arrange to provide him with benefits substantially similar to those he was entitled to receive under such plans, programs and arrangements prior to the date of termination.

(4)	Represents a lump-sum pre-retirement death benefit payment commences within 90 days following death.
(5)
Represents an amount equal to one hundred percent (100%) of the accrual balance, as defined in the Salary Continuation Plan, determined as of the end of the month preceding the termination payable in twelve (12) equal monthly installments for a period of fifteen (15) years.

(6)
For our CEO, represents the annual benefit of $200,000, which is to be paid out in twelve (12) equal monthly installments for a period of fifteen (15) years.  For our CBO, represents the annual benefit of $100,000, which is to be paid out in twelve (12) equal monthly installments for a period of fifteen (15) years.

(7)
Upon a change of control, followed within twelve (12) months by a termination of an executive’s employment agreement, represents a lump-sum change in control benefit payment commences within 90 days following the separation from service.; provided that, in the event this amount is subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Code, the payments will be reduced or delayed to the extent it would not be an excess parachute payment.

(8)
Reflects the dollar value of unexercisable options that become exercisable upon the occurrence of a sale event or termination due to death, disability or retirement pursuant to the terms of the 2004 Long-Term Incentive Plan and the 2012 Long-Term Incentive Plan.  The dollar value of the vested stock options was determined by calculating the closing price of the Company’s common stock on December 31, 2014 less the option exercise price, and multiplying that by the number of shares for each award at the end of year 2014.

(9)	Represents a lump-sum change in control benefit payment commences within 90 days following the separation from service.

RELATED TRANSACTIONS AND OTHER MATTERS

Transactions with Certain Related Persons

It is the policy of the Company that all permissible transactions between the Company and its executive officers, directors, holders of 5% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

On March 15, 2014, the Company completed its acquisition of FAB.  Prior to the acquisition, FAB was a commercial bank that exclusively focused on providing deposit and other services to HOAs and HOA management companies nationwide.  The FAB business of servicing HOAs and HOA management companies has been joined with and is currently the primary source of business for the Bank's existing HOA Banking Unit, which focuses exclusively on generating business banking relationships and servicing the specialized banking needs of HOA management companies and their respective clients.  In connection with the FAB acquisition, the Bank, as successor-in-interest to FAB, entered into an amendment of the Depository Services Agreement, dated October 1, 2011, as amended, between FAB and Associa (“Depository Services Agreement”), that provided for (i) the Bank to be the successor to FAB upon consummation of the acquisition of FAB and (ii) the term of the Depository Services Agreement to be extended for a five-year period.  During 2014, the Depository Services Agreement governed the services provided by the Bank to Associa and the HOA management companies controlled by Associa and those services provided by the Associa HOA management companies to the Bank. In 2015, Associa assigned its interests in the Depository Services Agreement to an entity of which Associa is the majority owner, and Mr. Corona became the sole shareholder of Associa.  As a result, the Bank will provide services under the Depository Services Agreement to Associa’s assignee, and the HOA management companies controlled by Associa will continue to provide services to the Bank,

During 2014, Mr. Carona, who became a director of the Company in connection with the completion of the FAB acquisition, was the majority owner and President and Chief Executive Officer of Associa.  Pursuant to the Depository Services Agreement, the Bank paid Associa approximately $1.5 million in 2014 and, as such, a majority of the $1.5 million paid by the Bank to Associa during 2014 is attributable to Mr. Carona’s ownership interest in Associa during 2014.

Although the Company has not accrued an amount for the payments to be made to Associa’s assignee in fiscal 2015 pursuant to the Depository Services Agreement, the Company expects that such payments will exceed $120,000.

The Company and the Bank have continued to operate the HOA banking business of FAB substantially as it was conducted by FAB prior to the acquisition.  While the Bank receives deposits from non-Associa HOA management companies, the Banks’ relationship with the Associa HOA management companies offers the Bank the ability to take advantage of important efficiencies, cost savings and lower fees created by the role of the Associa management companies in the banking relationships the Bank maintains with the HOAs.  Associa is the largest privately held HOA management company in the U.S. and operates a holding company that owns numerous subsidiary management companies.  The Associa HOA management companies that maintain deposit relationships with the Bank represent thousands of HOAs and thousands of HOA accounts.

The Company’s and the Bank’s relationship with Associa and its management companies is an important component of our successful HOA Banking Unit.  Further, Mr. Carona’s expertise in the HOA management company banking business has and continues to be extremely helpful to the Board and our management team as we continue to grow our HOA Banking Unit.

Indebtedness of Management

No executive officer or director was indebted to the Company or its subsidiaries in an amount greater than $120,000 at any time during the fiscal years that ended December 31, 2014, 2013 or 2012.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the related rules and regulations, our directors and executive officers and any beneficial owners of more than 10% of any registered class of our equity securities, are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of copies of these reports and on written representations from such reporting persons, we believe that during 2014,  all such persons filed all ownership reports and reported all transactions on a timely basis.

ITEM 2.  TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to cast an advisory vote to approve executive officer compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years.  In a vote held at the 2012 Annual Meeting of Stockholders, our stockholders voted in favor of holding Say-on-Pay votes annually.  In light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-on-Pay votes on an annual basis until the next required vote on the frequency of such Say-on-Pay votes.

The Board believes that the Company’s compensation policies and procedures are appropriately aligned with the long-term interest of its stockholders.  The Board also believes that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

This Say-on-Pay proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby Approved.”

As described in detail and in the Compensation Discussion and Analysis, we intend for our compensation program to align the interests of our executive officers with those of the stockholders by rewarding performance for implementing the Company’s various strategies, with the ultimate goal of improving long-term stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions, and to ensure that compensation provided to key employees keeps these employees focused on franchise value creation.  Our compensation program includes:

·	base salary;

·	annual cash incentive awards;

·	long-term equity incentive awards;

·	retirement plans and other benefits; and

·	other executive benefits, such as perquisites and severance benefits.

Vote Required

    Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote.  However, the Compensation Committee will consider the vote of our stockholders on this proposal when determining the nature and scope of future executive compensation programs.

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal.  Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 3. TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000 SHARES

We are asking you to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock.  Our Certificate of Incorporation provides for the authorization of 25,000,000 shares of common stock.  Our Board has approved, and recommends that all stockholders approve, the proposed amendment to our Certificate of Incorporation to increase the authorized shares of common stock from 25,000,000 to 50,000,000 shares. The discussion regarding this proposal is qualified in its entirety by reference to the complete text of the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. We urge you to read carefully this proposed amendment to Section A, Article FOURTH that is set forth in Appendix A in its entirety because this summary may not contain all the information about this amendment that is important to you.

Background of Proposal

The Board has proposed this increase in authorized shares of common stock to ensure that we have sufficient shares of common stock available for general corporate purposes including, without limitation, to have sufficient shares of common stock available to the extent that we want to offer our common stock in full or partial consideration for acquisition opportunities that we may pursue from time to time, to raise capital to the extent deemed appropriate, and to provide equity incentives to employees.  Currently, we do not have any arrangements, agreements or understandings to issue shares in connection with any of the foregoing activities, except with respect to awards that may be made pursuant to the Company’s 2012 Long-Term Incentive Plan.

As of the Record Date, 21,387,818 shares of our common stock were issued and outstanding and an additional 1,288,524 shares of common stock were reserved for issuance upon the exercise of outstanding rights to acquire common stock allocated by the Company under its various compensation plans, and 2,323,658 shares of common stock remain currently available for issuance by us.

The additional shares of common stock authorized by the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will be available for issuance at the direction of the Board from time to time for any proper corporate purpose, including, without limitation, the raising of additional capital for use in our business, future acquisitions of other companies, issuances of common stock pursuant to employee benefit plans, each as discussed above, as well as stock dividends, stock splits and other general corporate purposes. Certain issuances of common stock approved by the Board, however, may also require the approval by our stockholders under applicable law or NASDAQ rules.  The proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation does not change the terms of our common stock.  The additional shares of common stock to be authorized by the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.  Approval of the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation will not affect the rights of the holders of our currently outstanding common stock, except for incidental effects that would only occur as a result of increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and dilution of voting rights of current holders of common stock.

The following table sets forth information with respect to our common stock:

Currently Authorized Shares	Currently Outstanding Shares(1)	Shares Currently Reserved for Issuance (2)	Shares Currently Available for Issuance	Proposed Authorized Shares (3)	Shares Potentially Available for Issuance(4)
25,000,000	21,387,818	1,288,524	2,323,658	50,000,000	27,323,658

(1)	As of the close of business on the Record Date.
(2)
Consists of shares of common stock reserved for issuance under our 2004 Long-term Incentive Plan, 2012 Long-Term Incentive Plan, and outstanding warrants assumed from the acquisition of Independence Bank in January 2015.

(3)	The number of authorized shares of common stock, if this Item 3 is approved by our stockholders.
(4)	The number of shares of common stock available for issuance, if this Item 3 is approved by our stockholders.

Anti-Takeover Issues

This proposal has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company and is not being proposed as an anti-takeover measure.  Nevertheless, the proposed increase in the number of authorized shares of common stock may discourage or make it more difficult to effect a change in control of the Company.  For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of our unaffiliated stockholders.  We could also privately place shares of common stock with purchasers who would side with our Board in opposing a hostile takeover bid.

Text of the Amendment

The proposed amendment to our Certificate of Incorporation is set forth in Appendix A to this Proxy Statement, which shows the proposed amendment to Section A, Article FOURTH of our Certificate of Incorporation increasing the authorized shares of common stock.  If this proposal is approved by our stockholders, we will amend our Certificate of Incorporation to reflect the revisions contemplated by this proposal as set forth in Appendix A, and the resulting Amendment to Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting.

Vote Required

The affirmative vote of holders of at least the majority of the outstanding shares of our common stock is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend Section A, Article FOURTH of our Certificate of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against the approval of the proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 TO 50,000,000.

ITEM 4.  TO AMEND AND RESTATE THE COMPANY’S 2012 LONG-TERM INCENTIVE PLAN TO PERMIT, AMONG OTHER THINGS, THE GRANT
OF PERFORMANCE-BASED AWARDS THAT ARE NOT SUBJECT TO THE DEDUCTION LIMITATIONS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

We are asking you to approve the amendment and restatement of the Company’s 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Long-Term Incentive Plan” or the “Plan”).  Our Board has approved and recommends that all stockholders approve, the proposed Amended and Restated 2012 Long-Term Incentive Plan.  The discussion regarding this proposal is qualified by its entirety by reference to the complete text of the Amended and Restated 2012 Long-Term Incentive Plan, which is attached to this Proxy Statement as Appendix B and incorporated into this Proxy Statement by reference.  We urge you to carefully read the Plan that as set forth in Appendix B in its entirety because this summary may not contain all the information about the Plan that may be important to you.

Background of Proposal

The Amended and Restated 2012 Long-Term Incentive Plan includes provisions that allow the Company to grant performance-based awards, including awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.  We are not requesting any additional shares to be reserved for issuance under the Plan at this time nor are we requesting an extension of the Plan.

The performance-based awards under the Amended and Restated 2012 Long-Term Incentive Plan (including ones that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code) include (i) both performance-based equity compensation awards and performance-based cash bonus payments and (ii) restricted stock units (on substantially the same terms as restricted stock awards that were previously approved by stockholders in the 2012 Long-Term Incentive Plan).  Additionally, the Plan includes provisions that clarify the terms and conditions of Stock Appreciations Rights (“SARs”) that may be granted under the Plan.

On April 14, 2015, the Board, upon the recommendation of the Compensation Committee, unanimously approved the Amended and Restated 2012 Long-Term Incentive Plan subject to stockholder approval of the Plan.  If the Amended and Restated 2012 Long-Term Incentive Plan is not approved, the 2012 Long-Term Incentive Plan will continue under its current terms.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, with respect to options outstanding and available under the Company’s active stock incentive plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/Warrants	Weighted-Average Exercise Price of Outstanding Options/Warrants	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2004 Long Term Incentive Plan	325,355	$8.29	-
2012 Long Term Incentive Plan	599,729	$11.56	816,105
Equity compensation plans not approved by security holders	-	-	-
Total Equity Compensation plans	925,084	$10.41	816,105

As of March 31, 2015, there were options (or other equity securities) to purchase 569,605 shares of our common stock available for issuance under the 2012 Long Term Incentive Plan.

Performance Awards

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which is defined by Section 162(m) of the Internal Revenue Code to mean any person who, as of the last day of the fiscal year, is the chief executive officer or one of the Company’s three highest compensated executive officers other than the Company’s chief financial officer.  There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m).  The Board believes that providing an incentive plan that provides the Compensation Committee the ability to maximize the deductibility of executive compensation is in the best interests of the Company and its stockholders and, therefore, recommends that stockholders approve the Amended and Restated 2012 Long-Term Incentive Plan including authorizing the Company to grant performance-based awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code, including both equity compensation awards and cash bonus.  The Compensation Committee, however, continues to have the flexibility to grant performance-based awards that may be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.

One of the conditions for certain awards to qualify as tax-deductible, performance-based compensation of Section 162(m) of the Internal Revenue Code, is stockholder approval of the material terms of the performance measures of the Plan under which the compensation will be paid.   The affirmative vote of a majority of the votes cast with respect to this proposal is required to approve the amendments and the material terms of the Plan.

For purposes of Section 162(m) of the Internal Revenue Code, the material terms of the Plan include: (i) the individuals eligible to receive compensation under the Plan; (ii) a description of the business criteria on which performance goals may be based; and (iii) the maximum number of shares and the maximum dollar amount of any cash payment that can be paid to any one individual in a calendar year.  Each of these aspects of the Plan is discussed below.  Awards under the Plan may be made in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or performance awards, as determined by the Compensation Committee, which for purposes of Section 162(m), must consist solely of independent directors as defined by the applicable Treasury regulations.

Eligibility and Participation for Performance Awards

Awards may be granted under the Plan to those officers, directors, employees, consultants and independent contractors of the Company and its subsidiaries as the Compensation Committee from time to time selects.

Performance Goals

Under the Plan, the applicable performance measures will have the same meaning as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they will have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance measures will be calculated with respect to the Company, and each subsidiary corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Compensation Committee.  Performance measures may be one or more of the following, as determined by the Compensation Committee: revenue; net interest income; non-interest income; net interest margin; operating income; earnings before taxes; earnings before interest taxes depreciation and amortization; earnings before interest and taxes; pre-tax income; net earnings, net income; market share; business unit volume; capital; tangible book value; expense management; the market price of the Stock; total stockholder return; return on equity; return on capital; return on assets; return on tangible equity; return on tangible common equity; efficiency ratio; number of customers; number of accounts; assets; asset mix; deposits; non-interest bearing deposits; deposit mix; loans; loan mix; asset quality; credit quality; regulatory exam results; audit results; customer satisfaction (determined based on objective criteria approved by the Compensation Committee); execution of strategic initiatives (determined based on objective criteria approved by the Compensation Committee); cost of funds; cost of deposits; and Texas ratio.  A performance measure may be expressed in any form that the Compensation Committee determines, including, but not limited to: absolute value, ratio, average, percentage growth, absolute growth, cumulative growth, performance in relation to an index, performance in relation to peer company performance, per share of common stock outstanding, or per full-time equivalent employee.  Performance measures applicable to a performance award may exclude the effect (whether positive or negative) of changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the company and its industry; accruals or charges relating to reorganization and restructuring programs; special gains or losses or other financial impact in connection with mergers and acquisitions involving the Company or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the Company or any of its significant subsidiaries, or the sale of securities and investments of the Company; write-downs or write-offs of assets, including intangible assets such as goodwill and valuation adjustments related to the impact of hedging; litigation or claim matters; expenses relating to unplanned regulatory actions; any other significant items as discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operation appearing or incorporated by reference in the Annual Report on Form 10-K filed with the Securities and Exchange Commission; gains or losses on the early repayment of debt; or any other unforeseen events of occurrences of a similar nature identified in the first 90 days of a performance cycle.  However no such adjustment will be made if the exercise of such authority by the Compensation Committee would constitute the exercise of “impermissible discretion,” would cause awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code to otherwise fail to qualify as “performance-based compensation”.

To the extent earned, performance awards may be settled in the form of a cash bonus payment, measured as a percentage of base salary, or in cash or stock, measured based on the value of the Company’s common stock on the date of payment.

Maximum Awards under the Plan

The Compensation Committee has the authority in its sole discretion to determine the type or types of awards made under the Plan.  Under the Plan, no person may receive options or other awards denominated in shares of the Company’s common stock relating to more than 200,000 shares (15,000 shares in the case of non-employee directors) of the Company’s common stock in the aggregate in any calendar year.  The maximum dollar amount payable to any individual for any one (1) calendar year with respect to cash incentive bonus awards under the Plan that are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation” is $2,000,000.

Approval under Section 162(m)

The Board believes that it is in the best interests of Company and its stockholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation under the Amended and Restated 2012 Long-Term Incentive Plan.  The Board is therefore asking stockholders to approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the performance goals as set forth above along with the additional amendments to the Plan.  However, stockholder approval of the performance goals is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Plan’s performance goals for stockholder approval should not be viewed as a guarantee that the Company can deduct all compensation under the Plan.  Nothing in this proposal precludes the Company and the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m), nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.  A copy of the Amended and Restated 2012 Long-Term Incentive Plan, is attached as Appendix B to this proxy statement.

Restricted Stock Units (“RSUs”)

The Amended and Restated 2012 Long-Term Incentive Plan includes provisions that allow the Company to grant RSUs, pursuant to an RSU agreement, on substantially the same terms as restricted stock awards that were previously approved by stockholders in the 2012 Long-Term Incentive Plan.  The restrictions imposed on units granted under an RSU award shall lapse in accordance with the vesting requirements specified by the Compensation Committee in an applicable RSU agreement, except as provided below.  Such vesting requirements may be based on the continued employment of the recipient with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Compensation Committee in its sole discretion, in either case as set forth in the RSU agreement.  A recipient’s RSU award will immediately vest upon (i) a change in control (as contemplated by the Plan), provided that the recipient has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the change in control, (ii) the recipient’s death while in the employ of the Company, (iii) the recipient’s termination of employment with the Company as a result of disability, (iv) the recipient’s termination without cause (as contemplated by the Plan), or (v) the recipient’s resignation with good reason (as contemplated by the Plan), in each case except as determined in the sole discretion of the Compensation Committee and set forth in an applicable RSU agreement.

RSUs awarded to any recipient will be subject to forfeiture until the vesting requirements have been met.  RSUs granted under any RSU award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Compensation Committee.  Failure to satisfy any applicable restrictions shall result in the subject units of the RSU award being forfeited and returned to the Company, with any purchase price paid by the recipient to be refunded, unless otherwise provided by the Compensation Committee.

A recipient has no voting rights with respect to any RSU.  At the discretion of the Compensation Committee, each RSU may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock.  If credited, dividend will be withheld by the Company for the recipient’s account, without interest (unless otherwise provided in the RSU agreement).  Dividends credited to a recipient’s account and attributable to any particular RSU will be distributed in cash or, at the discretion of the Compensation Committee, in shares of common stock having a fair market value equal to the amount of such dividend and earnings, if applicable, to the recipient upon settlement of such RSU and, if such RSU is forfeited, the recipient will also forfeit the right to such dividend.

Upon the expiration of the restricted period with respect to any outstanding RSU, the Company will deliver to the recipient, or his or her beneficiary, without charge, one share of common stock for each such outstanding RSU and cash equal to any dividend credited with respect to each such vested RSU and the interest thereon, if any, or, at the discretion of the Compensation Committee, in shares of common stock having a fair market value equal to such credited dividend and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable RSU agreement, the Compensation Committee may, in its sole discretion, elect to pay cash or part cash and part common stock in lieu of delivering only shares of common stock for vested RSUs. If a cash payment is made in lieu of delivering shares of common stock, the amount of such payment will be equal to the fair market value of the common stock as of the date on which the restricted period lapsed with respect to each vested RSU.

Stock Appreciation Rights (“SARs”)

Although the 2012 Long-Term Incentive Plan permitted the granting of SARs under the Plan, the Board has determined that it is in the best interest of the Company and its stockholders to further specify the terms of the conditions of SAR awards under the Plan.  A SAR will represent a right to receive a payment in cash, shares, or a combination thereof, equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which will be no less than the fair market value on the date the SAR was granted (or the option price for SARs granted in tandem with an option).  Each SAR agreement will specify the exercise price, the duration of the SAR, the number of shares to which the rights pertain, the form of payment of the SAR upon exercise, whether the SAR is granted in tandem with the grant of a stock option or is freestanding, and such other provisions as the Compensation Committee may determine.  SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee will approve and be set forth in the award agreement, which need not be the same for each grant or each participant.

Each SAR generally will vest ratably until the third anniversary after the date of grant of the SAR.  A recipient’s SAR award will immediately vest upon (i) a change in control (as contemplated by the Plan), provided that the recipient has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the change in control, (ii) the recipient’s death while in the employ of the Company, (iii) the recipient’s termination of employment with the Company as a result of disability, (iv) the recipient’s termination without cause (as contemplated by the Plan), or (v) the recipient’s resignation with good reason (as contemplated by the Plan), in each case except as determined in the sole discretion of the Compensation Committee and set forth in an applicable SAR agreement.

SARs granted in tandem with the grant of a stock option may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.  SARs granted in tandem with the grant of a stock option may be exercised only with respect to the shares for which the related option is then exercisable.

With respect to SARs granted in tandem with an incentive stock option, such SAR will expire no later than the expiration of the underlying incentive stock option.  In addition, the value of the payout with respect to such SAR may be for no more than 100% of the difference between the exercise price for the underlying option and the fair market value of the shares subject to the option at the time the SAR is exercised. SARs granted independently from the grant of a stock option may be exercised upon the terms and conditions stated in the applicable award agreement.

Award agreements for SARs will set forth the extent to which the participant will have the right to exercise SARs following termination of employment.  Such provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all the SARs granted and may reflect distinctions based on the reasons for termination of employment.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution, unless otherwise determined by the Compensation Committee in its discretion. SARs granted in tandem with an incentive stock option will be exercisable during the participant’s lifetime only by such participant.

Certain U.S. Federal Income Tax Consequences of RSUs and SARs

Set forth below is a summary discussion of the United States federal income tax consequences associated with the grant of RSU and SAR awards pursuant to the Plan.  The following discussion is not intended to be exhaustive and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences.  This summary does not describe the state, local or foreign tax consequences that may be associated with the grant of RSU or SAR awards under the Plan.

Restricted Stock Units.  In general, a recipient who is awarded RSUs will not recognize taxable income upon receipt.  When a recipient receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates.  However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.

Stock Appreciation Rights.  In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal and approve of the adoption of the Amended and Restated 2012 Long-Term Incentive Plan.  Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal.  Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

For the reasons described above, our Board of Directors believes that this proposal to adopt the Amended and Restated 2012 Long-Term Incentive Plan is advisable and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PACIFIC PREMIER BANCORP, INC. AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN.

ITEM 5.  TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015

The Company’s independent auditors for its fiscal year ended December 31, 2014 were VTD, independent public accountants.  The Audit Committee of the Board of Directors considered the qualifications and experience of VTD, and, in consultation with the Board of Directors of the Company, appointed them as independent auditors for the Company for the current fiscal year which ends December 31, 2015.  Although ratification of our independent auditors by stockholders is not required by law, the Audit Committee and Board of Directors desire to obtain the stockholders’ ratification of such appointment.  If ratification of VTD as our independent auditors is not approved by stockholders, the matter will be referred to the Audit Committee for further review.

Representatives of VTD will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal.  Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal.  Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT AUDITOR.

Fees

Aggregate fees for professional services rendered to the Company by VTD for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013

Audit fees	$203,000	$193,000
Audit-related fees	14,500	15,000
Audit and audit-related fees	217,500	208,000
Tax & Tax-Related compliance fees	45,000	21,000
All other fees	57,600	29,000
Total fees	$320,100	$258,000

Audit Fees

Audit fees are related to the integrated audit of the Company’s annual financial statements for the years ended December 31, 2014 and 2013, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and 10-K for those years.

Audit-Related Fees

Audit-related fees for each of 2014 and 2013 included fees for audits of the Company’s 401(k) plan.

Tax Compliance Fees

Tax fees in both 2014 and 2013 consisted of tax compliance services in preparation of the Company’s tax returns filed with the Internal Revenue Service and various state tax agencies.

All Other Fees

All other fees for 2014 included fees related to the acquisitions of Infinity Holdings and Independence Bank.  All other fees for 2013 included fees related to the acquisitions of FAB and San Diego Trust Bank.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

In 2014, 100% of Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

ITEM 6.  ADJOURNMENT OF THE ANNUAL MEETING

In the event there are not sufficient votes at the time of the Annual Meeting to approve Item 3, our Board of Directors may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the DGCL, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days. If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration (the "Adjournment Proposal"). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Item 3, including the solicitation of proxies from our stockholders who have previously voted against these proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Item 3, have been received, we could adjourn the Annual Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

Vote Required

The affirmative vote of holders of the majority of the shares for which votes are cast at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2014 with management and with the independent auditors.  Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended by SAS 114 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

·	Methods used to account for significant unusual transactions;

·	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

·	The process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

·	Disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants, VTD, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.  Additionally, the Audit Committee has discussed with VTD the issue of its independence from the Company.  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  The Audit Committee also recommended the appointment of VTD as the Company’s independent accountants for the year ending December 31, 2015.

AUDIT COMMITTEE

Michael L. McKennon, Chair
Kenneth A. Boudreau
Joseph Garrett

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules, accompanies this Proxy Statement.

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2014 may be obtained without charge by writing to Investor Relations, Pacific Premier Bancorp, Inc., 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614.  This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014, are also available at our website, www.ppbi.com under the Investor Relations section and from the SEC at its website, www.sec.gov.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, American Stock Transfer & Trust Co., if you hold registered shares.  You can notify American Stock Transfer & Trust Co. by sending a written request to: American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038, or by calling American Stock Transfer & Trust Co., at (800) 937-5449.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Under the rules of the SEC and our Bylaws, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting if they are presented to us in accordance with the following:

·
Stockholder proposals intended to be considered for inclusion in next year’s proxy statement for the 2016 Annual Meeting of Stockholders must be received by the Company by December 29, 2015, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting.

·
Stockholders that intend to present a proposal at our 2016 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement for that meeting, must give notice of the proposal to our Secretary no sooner than January 27, 2016, which is one hundred twenty (120) days prior to May 26, 2016, which is the one-year anniversary of the Annual Meeting, but no later than February 26, 2016, which is ninety (90) days prior to May 26, 2016 (the one-year anniversary of the Annual Meeting).  As set forth our Bylaws, the stockholder’s notice to the Secretary must contain certain required information.

·
If the date of the 2016 Annual Meeting of Stockholders is held on a date more than thirty (30) calendar days before or sixty (60) days after May 27, 2016 (the one-year anniversary of the Annual Meeting), the stockholder’s notice must be delivered to our Secretary no sooner than the 120th day prior to the 2016 Annual Meeting of Stockholders, and no later than (a) the 90th day prior to the date of the 2016 Annual Meeting of Stockholders, or (b) in the event the first public announcement of the date of the 2016 Annual Meeting of Stockholders is less than one hundred (100) days prior to the date of the 2016 Annual Meeting of Stockholders, the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made by the Company.

·
In the event the Board increases the number of directors to be elected to the Board and the public announcement of such increase is not made on or before February 16, 2016, which is one hundred (100) days prior to May 26, 2016 (the one-year anniversary of the Annual Meeting), stockholder nominees for the new directorships will be considered timely if provided to Secretary within 10 days of the public announcement.

·
Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act the proxies designated by us for the Annual Meeting will have discretionary authority to vote with respect to any proposal received after March 13, 2015, which is forty-five (45) days before the date on which the Company first sent the proxy materials for the Annual Meeting.  In addition, our Bylaws, provide that any matter to be presented at the Annual Meeting must be proper business to be transacted at the Annual Meeting or a proper nomination to be decided on at the Annual Meeting and must have been properly brought before such meeting pursuant to our Bylaws.

·
Our Secretary must receive notices of stockholder proposals or nominations in writing at the executive offices of the Company at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, Attention: Secretary.

No notice that a stockholder intends to present a proposal at the Annual Meeting was received by the Company on or before February 26, 2015, which is ninety (90) days prior to the one-year anniversary of the 2014 Annual Meeting of Stockholders.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to promptly return your proxy card or vote by telephone or via the Internet.  If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.  However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

By Order of the Board of Directors,

Kent J. Smith
Corporate Secretary
Executive Vice President
Irvine, California
April 27, 2015

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PACIFIC PREMIER BANCORP, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Pacific Premier Bancorp, Inc., a Delaware corporation (hereinafter, the “Corporation”) adopts the following amendment to it’s Amended and Restated Certificate of Incorporation:

FIRST:  The name of the Corporation is Pacific Premier Bancorp, Inc.

SECOND:  The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to delete Section A of Article FOURTH in its entirety and replace it with the following:

FOURTH:

A.          The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) consisting of:

1.	One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.	Fifty million (50,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions authorizing and approving this Certificate of Amendment. Thereafter, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this amendment on this         day of             , 2015.

Kent J. Smith
Chief Financial Officer, Executive Vice President and Corporate Secretary

Appendix B

PACIFIC PREMIER BANCORP, INC.

AMENDED AND RESTATED
2012 LONG-TERM INCENTIVE PLAN

Article I
ESTABLISHMENT OF THE PLAN

Pacific Premier Bancorp, Inc. and any Subsidiary thereof (together, the “Company”) hereby establishes the Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.  The Purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, employees, directors and individuals performing services for the Company as consultants or independent contractors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional qualifications and (c) linking officers, employees, directors, consultants and independent contractors directly to stockholder interests through ownership of the Company. Awards granted under the Plan may be stock options, restricted stock or stock appreciation rights.

Article II
DEFINITIONS

2.01  “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Cash Bonus Award or Performance Compensation Award granted under the Plan.

2.02 “Award Agreement” means the written agreement pursuant to Article VI hereof that sets forth the terms, conditions, restrictions and privileges for an Award and that incorporates the terms of the Plan.

2.03 “Board” means the Board of Directors of the Company.

2.04 “Cash Bonus Award” means a cash bonus payment, as determined by the Committee.

2.05 “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean:  (i) a failure of the Participant to substantially perform his or her duties including, without limitation, repeated refusal to follow the reasonable directions of Participant’s employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, or repeated absences from work without a reasonable excuse, (ii) the Participant’s willful misconduct or gross negligence, (iii) the Participant shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, or (iv) the Participant shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, conduct constituting a felony.

2.06 “Change in Control” shall have the meaning specified in an Award Agreement.  In the absence of any definition in the Award Agreement, “Change in Control” means the occurrence of any of the following events subsequent to the date of this Agreement: (i) the acquisition of control of the Company as defined in the rules and regulations of the applicable banking regulators on the date hereof (provided that in applying the definition of Change in Control as set forth under the rules and regulations of the applicable banking regulators, the Board shall substitute its judgment for that of the applicable banking regulators); (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), after the date hereof, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (iii) the sale or other disposition of all or substantially all of the assets of the Company or the transfer by the Company of greater than 25% of the voting securities of the Company; or (iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.  Notwithstanding the foregoing, in the event of payment of any Award that is nonqualified deferred compensation subject to Section 409A of the Code, “Change in Control” shall have the meaning set forth in Section 1.409A-3(i)(5) of the applicable Treasury regulations.

2.07 “Code” means the Internal Revenue Code of 1986, as amended.

2.08 “Common Stock” means shares of the common stock, par value $0.01 per share, of the Company.

2.09 “Disability” means any physical or mental impairment which qualifies an Employee for disability benefits under any applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

2.10 “Effective Date” means the later of (i) the date upon which the Board approves the Plan and (ii) the date upon which a majority of the Company’s stockholders vote to approve the Plan.

2.11 “Employee” means any person who is employed by the Company and whose wages are reported on a Form W-2. The Company’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” of a share of the Company’s Common Stock for all purposes under the Plan shall be the last transaction price of the Common Stock quoted for such date by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the closing price reported by the New York Stock Exchange (“NYSE”) or any other stock exchange or quotation or listing service (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.  If the Common Stock is not traded on the NASDAQ, the NYSE or any other stock exchange, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by such methods or procedures as the Board may establish.

2.14 “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided, that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, without the affected Participant’s written consent, of (i) a material diminution in the Participant’s base compensation, (ii) the assignment to the Participant of duties in the aggregate that are materially inconsistent with the Participant’s level of responsibility or any material diminution in the Participant’s authority, duties, or responsibilities, or (iii) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment.  Notwithstanding the foregoing, no event or condition shall constitute Good Reason unless (i) the Participant provides notice to the Company of such condition or event no later than 30 days following the initial existence of such condition or event, and (ii) the Company fails to remedy such condition or event no later than 30 days following receipt of such notice.

2.15 “Incentive Stock Option” means any Award granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

2.16 “Non-Qualified Stock Option” means any Award granted under this Plan which is a stock option but is not an Incentive Stock Option.

2.17 “Officer” means any Employee of the Company who is designated by the Board as a corporate officer.

2.18 “Option” means an Award of an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 7.01 hereof.

2.19 “Participant” means any Employee, Officer, director, consultant or independent contractor who is designated by the Committee pursuant to Article VI to participate in the Plan.

2.20 “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Article XII of the Plan.

2.21 “Performance Compensation Award Formula” means, for any Performance Compensation Award, a formula or table established by the Committee pursuant to Article XII of the Plan which provides the basis for computing the value of a Performance Compensation Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

2.22 “Performance Goal” means a performance goal established by the Committee pursuant to Article XII of the Plan.

2.23 “Performance Period” means a period established by the Committee pursuant to Article XII of the Plan at the end of which one or more Performance Goals are to be measured.

2.24 “Performance Shares” means the grant of a right to receive a number of actual shares of Common Stock based upon the performance of the Company during a Performance Period, as determined by the Committee.

2.25 “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Article XII of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

2.26 “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Company or a Subsidiary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or if no such plan is maintained by the Company, a termination of employment anytime following attainment of age 65.  With respect to an Award that is nonqualified deferred compensation subject to Section 409A of the Code, any termination of employment must also be considered a “separation from service” as defined in Section 1.409A-1(h) of the Treasury regulations.

2.27 “Restricted Stock Award” means an Award granted under Section 7.02 hereof.

2.28 “Restricted Stock Unit Award” means an Award granted under Section 7.03 hereof.

2.29 “Securities Act” means the Securities Act of 1933, as amended.

2.30 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.04 hereof.

2.31 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Article III
ADMINISTRATION OF THE PLAN AND MISCELLANEOUS

3.01 Plan Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board.  References herein to the Committee shall be deemed to include and refer to the Board of Directors to the extent applicable.  The Committee may, in its discretion, delegate to one or more officers responsibility for the day-to-day operation of the Plan. The Committee shall make all determinations with respect to participation in the Plan by Employees, Officers, directors, consultants or independent contractors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Committee shall be liable for any action or determination made by him or her in good faith.

3.02 Limitation on Liability. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent allowed by law and the Company’s organizational documents   and Bylaws, the Committee shall be indemnified by the Company in respect of all their activities under the Plan.

3.03 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of, or obtaining of consents or approvals with respect to, such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

3.04 Restrictions on Transfer. The Company shall place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such may be restricted pursuant to the terms of an Award Agreement or as set forth in applicable laws and regulations.

3.05 Revocation for Misconduct.  Any Award, or portion thereof, under this Plan, whether or not vested, made to a Participant who is discharged from the employ of the Company or any of its subsidiaries (or whose personal services contract is terminated in the case of a consultant or independent contractor) for Cause may be automatically terminated, or rescinded and revoked by determination of the Committee.

Article IV
ELIGIBILITY

4.01 Awards may be granted to such Employees, Officers, directors, consultants or independent contractors as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted from time to time.

Article V
COMMON STOCK AVAILABLE FOR THE PLAN

5.01 The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be 1,420,000, all of which may be granted as Incentive Stock Options. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, merger, consolidation, reorganization, recapitalization, reincorporation, or the like, the Board shall make appropriate adjustment in the number of shares of Common Stock authorized by the Plan and in the number and exercise or purchase price of shares covered by outstanding Awards under the Plan; provided that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.  In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

5.02 The Board also may adjust the number of shares subject to outstanding Awards and the exercise or purchase price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate in order to prevent dilution or expansion of the rights of Participants, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Participant, if such adjustment would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code. Notwithstanding anything to the contrary in this Article V, the Company shall not engage in any re-pricing of any Options granted under this Plan without approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.  For purposes of this Article V, the term “re-pricing” shall mean the following: (i) lowering the exercise price of an Option to take into account a decrease in the Fair Market Value of the Company’s Common Stock below the Option’s stated exercise price, or (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Award under the Plan.

5.03 No shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

Article VI
PARTICIPATION; AWARD AGREEMENT

6.01 The Committee shall, in its discretion, determine from time to time which Employees, Officers, directors, consultants or independent contractors will participate in the Plan and receive Awards under the Plan. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee, Officer, director, consultant or independent contractor, his or her present and potential contributions to the growth and success of the Company, his or her cash compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

6.02 Awards may be granted individually or in tandem with other Awards. All Awards are subject to the terms, conditions, restrictions and privileges of the Plan in addition to the terms, conditions, restrictions and privileges for an Award contained in the Award Agreement. No Award under this Plan shall be effective unless memorialized in writing by the Committee in an Award Agreement delivered to and signed by the Participant.

6.03 Notwithstanding any provision of the Plan and subject to adjustment as provided in Article V, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one person during any one calendar year shall be 200,000 shares or 15,000 shares in the case of non-employee Directors. The maximum dollar amount payable to any individual for any one calendar year with respect to cash awards under the Plan that are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation” is $2,000,000.

Article VII
AWARDS

7.01 Stock Options. The Committee may from time to time grant to eligible Participants Awards of Incentive Stock Options or Non-Qualified Stock Options; provided however that Awards of Incentive Stock Options shall be limited to Employees of the Company. Awards of Incentive and Non-Qualified Stock Options must have an exercise price at least equal to the Fair Market Value of a share of Common Stock at the time of grant, except as provided in Section 8.07.  The exercise price applicable to a particular Award shall be set forth in each individual Award Agreement.

7.02 Restricted Stock. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Restricted Stock Award represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

7.03 Restricted Stock Unit. The Committee may from time to time grant to eligible Participants Awards of Restricted Stock Units in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A Restricted Stock Unit Award represents a hypothetical unit equivalent in value to a share of Common Stock which entitles the Participant to a payment in cash or Common Stock upon the expiration of the restricted period.  A Participant has no voting rights with respect to Restricted Stock Units.  The Committee may, in connection with any Restricted Stock Unit Award, require the payment of a specified purchase price.

7.04 Stock Appreciation Rights.  The Committee may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”) in such amounts, on such terms and conditions, as it shall determine. A SAR gives to a Participant the right to receive upon exercise, an amount equal to the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, provided it is no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR), times the number of shares of Common Stock covered by such SAR Award.

7.05 Cash Bonus Awards.  The Committee has the authority to make an Award of a cash incentive to any Participant.

7.06 Performance Compensation Awards.  The Committee has the authority, at the time of grant of any Award described in the Plan, other than stock options or SARs granted with an exercise price equal to or greater than Fair Market Value of the Common Stock on the date of grant to designate such Award as a Performance Compensation Award.

Article VIII
OPTION AWARDS

8.01 Vesting of Options.

(a) General Rules.  Each Option granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  Incentive Stock Options and Non-Qualified Stock Options shall vest and be exercisable in full on the third (3rd ) anniversary of the date of grant, unless otherwise determined in the sole discretion of the Committee.  Subject to the foregoing, no vesting shall occur on or after the date that a Participant’s employment or personal services contract with the Company terminates for any reason, except as set forth herein and as may be set forth in an applicable Award Agreement.

(b) Acceleration of Vesting Upon Death, Disability or Retirement.  In the event a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and be exercisable either by the Participant or the Participant’s representative. In the event of a Participant's Retirement, any Option(s) granted to such Participant under this Plan not yet vested on such date shall become 100% vested as of such date and become exercisable only if the grant date of such Option(s) precedes the Participant's date of Retirement by two (2) or more years, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

(c) Accelerated Vesting Upon a Change in Control.  Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

(d) Accelerated Vesting Upon Certain Separations From Service.  Notwithstanding the general rule described in subsection (a) hereof, all of a Participant’s Options shall become immediately vested and exercisable upon the Participant’s (i) termination without Cause, or (ii) resignation with Good Reason.  If the Participant’s employment or service is terminated by the Company with Cause or if the Participant resigns for other than Good Reason, then the unvested portion of the Option will be forfeited at the close of business on such termination or resignation date, except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

8.02 Duration of Options.  Subject to the terms of an applicable Award Agreement, each Option granted to a Participant shall be exercisable at any time on or after it vests for a period of (i) ten (10) years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company), or (ii) in the event of termination of employment for any reason except death or Disability, ninety (90) days from the date of termination.

8.03 Exception for Termination Due to Death or Disability.  If a Participant dies while in the employ of the Company or terminates employment with the Company as a result of Disability without having fully exercised his Options, the Participant or his legal representative or guardian, or the executors, administrators, legatees or distributes of his estate shall have the right, during the twelve (12) month period following the earlier of his death or Disability, to exercise such Options to the extent vested on the date of such death or Disability. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

8.04 Notice of Disposition; Withholding; Escrow.  A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Board may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section.

8.05 Manner of Exercise.  To the extent vested and exercisable, Options may be exercised in part or in whole from time to time by execution of a written notice directed to the Company, at the Company’ principal place of business, accompanied by cash or a check in payment of the exercise price for the number of shares specified and paid for. The Committee may, in its discretion, permit a Participant to exercise vested and exercisable options awarded under this Plan by surrendering an amount of Common Stock already owned by the Participant equal to the Options’ exercise price.  Subject to any limitations set forth in the Award Agreement, for so long as the Common Stock is listed or admitted to trading on a national securities exchange, the Committee may, in its discretion, allow the Participant to make payment by arranging with a third party broker to sell a number of shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option and any applicable withholding and employment taxes due.

8.06 $100,000 Limitation.  Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000. To the extent that the aggregate value of shares of Common Stock to be received by the Participant for the first time in any one year pursuant to the exercise of an Incentive Stock Option (“ISO Stock”) exceeds $100,000 based on the fair market value of the Common Stock as of the date of the Incentive Stock Option’s grant, such excess shall be treated as Common Stock received pursuant to the exercise of a Non-Qualified Stock Option (“NQSO Stock”). The Company shall designate which shares of Common Stock to be received by the Participant will be treated as ISO Stock and which shares of Common Stock, if any, will be treated as NQSO Stock by issuing separate share certificates identifying in the Company’s share transfer records which shares are ISO Stock.

8.07 Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

Article IX
RESTRICTED STOCK AWARDS

9.01 Vesting Requirements.  Each Restricted Sock Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

9.02 Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

9.03 Rights as Stockholder.  Subject to the foregoing provisions of this Article IX and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

9.04 Section 83(b) Election.  The Committee may provide in a Stock Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article X
RESTRICTED STOCK UNIT AWARDS

10.01 Vesting Requirements.  Each Restricted Stock Unit Award granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions set forth in the Plan and in the Award Agreement.  The restrictions imposed on units granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in an applicable Award Agreement, except as provided below. Such vesting requirements may be based on the continued employment of the Participant with the Company for a specified time period or periods, or upon the attainment of specified business goals or measures established by the Committee in its sole discretion, in either case as set forth in the Award Agreement.

A Participant’s Restricted Stock Unit Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.

10.02 Restrictions.  Restricted Stock Units awarded to any Participant will be subject to forfeiture until the vesting requirements have been met. Restricted Stock Units granted under any Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledged, or charged until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject units of the Restricted Stock Unit Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

10.03 Rights as Stockholder.  No shares of Common Stock shall be issued at the time Restricted Stock Units are awarded and the Company will not be required to set aside a fund for the payment of such Award.  A Participant has no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). If credited, Dividend Equivalents will be withheld by the Company for the Participant’s account, without interest (unless otherwise provided in the Award Agreement).  Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) will be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents (and earnings, if applicable) rounded down to nearest whole share to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant will also forfeit the right to such Dividend Equivalents.

10.04 Settlement of Restricted Stock Units.  Upon the expiration of the restricted Period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit (and the interest thereon, if any) or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents (and the interest thereon, if any) rounded down to the nearest whole share; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for vested Restricted Stock Unit.  If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the restricted period lapsed with respect to each vested Restricted Stock Unit.

Article XI
STOCK APPRECIATION RIGHTS AWARDS

11.01 Grant of SARs.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine.  A SAR shall represent a right to receive a payment in cash, shares of Common Stock, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option exercise price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

11.02 Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine.  SARs granted under this Article XI shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

A Participant’s SAR Award shall immediately vest upon (i) a Change in Control, provided that the Participant has been employed by (or rendered services to) the Company for a period of at least six (6) months as of the date of the Change in Control, (ii) the Participant’s death while in the employ of the Company, (iii) the Participant’s termination of employment with the Company as a result of Disability, (iv) the Participant’s termination without Cause, or (v) the Participant’s resignation with Good Reason, in each case except as determined in the sole discretion of the Committee and set forth in an applicable Award Agreement.  Each SAR may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The SAR may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate.  The vesting provisions of individual SAR may vary. No SAR may be exercised for a fraction of a share of Common Stock.  The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any SAR upon the occurrence of a specified event.

11.03 Duration of SAR.  Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

11.04 Exercise.  SARs shall be exercised by the delivery to the Company of written or other notice of exercise acceptable to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised.  The date of exercise of the SAR shall be the date on which the Company shall have received notice from the Participant of the exercise of such SAR.  SARs granted in tandem with the grant of an Option may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an Incentive Stock Option, (a) such SAR will expire no later than the expiration of the underlying Incentive Stock Option, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option exercise price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the shares of Common Stock subject to the underlying Incentive Stock Option exceeds the Option exercise price of the Incentive Stock Option.  SARs granted in tandem with an Incentive Stock Option granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement.  In the event the SAR shall be payable in shares of Common Stock, a certificate for the shares of Common Stock acquired upon exercise of an SAR shall be issued in the name of the Participant, or the Company shall transfer the shares of Common Stock electronically from its transfer agent to the Participant, as soon as practicable following receipt of notice of exercise.  No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

11.05 Exercise Upon Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Company.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article XI, and may reflect distinctions based on the reasons for termination of employment.

Article XII
PERFORMANCE COMPENSATION AWARDS

12.01 Grant Requirement and Types of Performance Compensation Awards.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Article XII. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.  Performance Compensation Awards may be in the form of Performance Shares, Performance Units or Cash Bonus Awards.  Each Award Agreement evidencing a Performance Compensation Award shall specify the number of Performance Shares, Performance Units or Cash Bonus Award opportunity subject thereto, the Performance Compensation Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.  The Committee has full discretion to select the length of the Performance Period provided any such performance period will not be less than one fiscal quarter in duration, the types of Performance Compensation Awards to be issued, the performance criteria used to establish Performance Goals, the kinds and/or levels of the Performance Goals that apply and the Performance Compensation Award Formula.

12.02 Award Agreement.  Performance Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Compensation Award or purported Performance Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of this Article XII.

12.03 Types of Performance Awards Authorized.  Performance Compensation Awards may be in the form of Performance Shares, Performance Units or Cash Bonus Awards.  Each Award Agreement evidencing a Performance Compensation Award shall specify the number of Performance Shares, Performance Units or Cash Bonus Award opportunity subject thereto, the Performance Compensation Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

12.04 Value of Performance Awards.  The final value payable to the Participant in settlement of a Performance Compensation Award determined on the basis of the applicable Performance Compensation Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

12.05 Establishment of Performance Period, Performance Goals and Performance Compensation Award Formula.  In granting each Performance Compensation Award, the Committee shall establish in writing the applicable Performance Period, Performance Compensation Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Compensation Award Formula the final value of the Performance Award to be paid to the Participant.  With respect to any Performance Compensation Award that the Committee designates as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the Performance Goal(s) and Performance Compensation Award Formula applicable to each Performance Compensation Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Compensation Award Formula shall not be changed during the Performance Period.

The Company shall notify each Participant granted a Performance Compensation Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Compensation Award Formula.

12.06 Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.

The Committee may determine Performance Measures to be one or more of the following: revenue; net interest income; non-interest income; net interest margin; operating income; earnings before taxes; earnings before interest taxes depreciation and amortization; earnings before interest and taxes; pre-tax income; net earnings, net income; market share; business unit volume; capital; tangible book value; expense management; the market price of the Common Stock; total shareholder return; return on equity; return on capital; return on assets; return on tangible equity; return on tangible common equity; efficiency ratio; number of customers; number of accounts; assets; asset mix; deposits; non-interest bearing deposits; deposit mix; loans; loan mix; asset quality; credit quality; regulatory exam results; audit results; customer satisfaction (determined based on objective criteria approved by the Committee); execution of strategic initiatives (determined based on objective criteria approved by the Committee); cost of funds; cost of deposits; and Texas ratio.  A Performance Measure may be expressed in any form that the Committee determines, including, but not limited to: absolute value, ratio, average, percentage growth, absolute growth, cumulative growth, performance in relation to an index, performance in relation to peer company performance, per share of common stock outstanding, or per full-time equivalent employee.

Performance Measures applicable to a Performance Compensation Award may exclude the effect (whether positive or negative) of changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the company and its industry; accruals or charges relating to  reorganization and restructuring programs; special gains or losses or other financial impact in connection with mergers and acquisitions involving the Company or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the Company or any of its significant subsidiaries, or the sale of securities and investments of the Company; write-downs or write-offs of assets, including intangible assets such as goodwill and valuation adjustments related to the impact of hedging; litigation or claim matters; expenses relating to unplanned regulatory actions; any other significant items as discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operation appearing or incorporated by reference in the Annual Report on Form 10-K filed with the Securities and Exchange Commission; gains or losses on the early repayment of debt; or any other unforeseen events of occurrences of a similar nature identified in the first 90 days of a performance cycle.  However no such adjustment will be made if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” would cause awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code to otherwise fail to qualify as “performance-based compensation” under Section 162(m).

(b) Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Compensation Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

12.07 Settlement of Performance Compensation Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to an Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Compensation Award Formula.

(b) Discretionary Adjustment of Award Formula. With respect to any Performance Compensation Award that the Committee designates as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may, either at the time it grants a Performance Compensation Award or at any time thereafter, provide for the negative adjustment of the Performance Compensation Award Formula applicable to such Performance Compensation Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under such Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Compensation Award that would otherwise be paid to such Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Compensation Award determined in accordance with the Performance Compensation Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Compensation Award.

With respect to any other Performance Compensation Award, the Committee, in its discretion, may, either at the time it grants a Performance Compensation Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Compensation Award Formula applicable to such Performance Compensation Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Compensation Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with 11.03(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Compensation Awards.  As soon as practicable following the Committee’s determination and certification in accordance with 11.03 (a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Compensation Award. Payment of such amount shall be made in cash, shares of Common Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Compensation Award, payment shall be made in a lump sum. In no event shall payment of a Performance Compensation Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance Compensation Award.

(f) Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Compensation Award by the Fair Market Value of a share of Common Stock.  Shares of Common Stock issued in payment of any Performance Compensation Award may be fully vested and freely transferable shares or may be shares of Common Stock subject to vesting conditions established by the Committee as provided in 9.01 or 10.01.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement.

(g) Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Compensation Award and set forth in the Award Agreement, the effect of a Participant’s termination of service on the Performance Compensation Award shall be as follows.  If the Participant’s service with the Company terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Compensation Award, the final value of the Participant’s Performance Compensation Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s service to the Company during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 12.07.  If the Participant’s service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Compensation Award, such Award shall be forfeited in its entirety.

Article XIII
NONASSIGNABILITY; NONTRANSFERABILITY

Unexercised or unsettled Awards shall not be transferable by a Participant except by will or the laws of descent or distribution and, during a Participant’s lifetime, shall be exercisable only by such Participant or the Participant’s guardian or legal representative.

Article XIV
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock or Awards which have not been granted, but no such action shall adversely affect the rights under any outstanding Award without the holder’s consent. If and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code or for the Plan to comply with any law, regulation or stock exchange requirement, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders.

Article XV
EMPLOYMENT RIGHTS

Neither the Plan nor any Award hereunder shall create any right on the part of any Employee of the Company to continue in such capacity.

Article XVI
WITHHOLDING AND TAXES

16.01 Withholding.  The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Participant to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.02(c).

The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which he otherwise would be entitled pursuant to an Award or by the Participant’s delivery of previously-owned shares of Common Stock or other property. However, if the Company adopts rules, regulations or procedures which permit withholding obligations to be met by the retention of Common Stock to which a Participant otherwise would be entitled pursuant to the exercise or settlement of an Award, the fair market value of the Common Stock retained for such purpose shall not exceed the minimum required Federal, state and local tax withholding due upon exercise or settlement of the Award.

16.02 Section 409A.  The Board intends that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, any Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment that is payable upon termination of employment shall be due to the Participant under the Plan or any Award Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, the settlement and payment of such portion of such Award shall instead be made on the first business day after the date that is six months following such separation from service (or the Participant’s death, if earlier).

Article XVII
EFFECTIVE DATE OF THE PLAN; TERM

17.01 Effective Date of the Plan.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of stockholders of the Company or by a written consent of such stockholders held or executed within twelve (12) months before or after the Effective Date.

17.02 Term of Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

Article XVIII
GOVERNING LAW

This Plan shall be construed and interpreted in accordance with the internal laws of the State of Delaware (without regard to choice of law provisions).

IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute this Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan, and to apply the corporate seal hereto as of the ___th day of __________ 2015.

Please mark your votes as indicated in this example   

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE ON DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW:

1.        The election as directors of the nominees listed (except as marked to the contrary below)

Kenneth A. Boudreau, John J. Carona, Steven R. Gardner, Joseph L. Garrett, John D. Goddard, Jeff C. Jones, and Michael L. McKennon.

FOR ☐   WITHHOLD o  FOR ALL EXCEPT _________

Instructions: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s name in the space provided below:
(Write that nominee’s name in the space provided below.)

VOTE ON PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers.

FOR o AGAINST o  ABSTAIN o 

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock from 25,000,000 to 50,000,000 shares.

FOR o AGAINST o  ABSTAIN o 

4.
To amend and restate the Company’s 2012 Long-Term Incentive Plan to permit, among other things, the grant of performance-based awards that are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code, including both equity compensation awards and cash bonus payments.

FOR o  AGAINST o  ABSTAIN o 

5.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ending December 31, 2015.

FOR o  AGAINST o  ABSTAIN o 

6.	To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Item 3.

FOR o  AGAINST o  ABSTAIN o 

Signature:                                                                Signature:                                                                Date:

(This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2015:

The proxy materials for this Annual Meeting of Stockholders are available over the Internet at www.voteproxy.com.

VOTE BY MAIL, INTERNET OR TELEPHONE (24 hours a day, 7 days a week)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

MAIL
If you received printed materials, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.  If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described in the Proxy Statement), which will include a proxy card.

or

INTERNET

Access “www.voteproxy.com” up until 11:59 p.m., Eastern Time, on May 25, 2015 and follow the on-screen instructions.  Have your proxy card available when you access the web page.

or

TELEPHONE
1-800-PROXIES (1-800-776-9437) in the United States
Or
(1-718-921-8500) from foreign countries

Use any touch tone telephone to vote your proxy up until 11:59 p.m., Eastern Time, on May 25, 2015.  Have your proxy card in hand when you call.  You will be prompted to enter your control number, located in the box below, and then follow the directions given.

If you vote by telephone or internet
you do NOT need to mail back your proxy card.

THANK YOU FOR VOTING

[Missing Graphic Reference]

REVOCABLE PROXY

PACIFIC PREMIER BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2015
9:00 a.m., Pacific Time

The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 26, 2015 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and at any and all adjournments thereof, as indicated on the back of this proxy.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the election of each of the nominees for director named on the reverse side and "FOR" Items 2, 3, 4 and 5.  If any other business is presented at the Annual Meeting of Stockholders, this proxy will be voted by the official proxy committee of the Board of Directors of the Company in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting of Stockholders.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 27, 2015.

(Continued on the other side — important to mark, date and sign on the other side)

Detach here from proxy voting card.